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                                                                   EXHIBIT 10.23


                         ORBIMAGE DISTRIBUTION AGREEMENT

         THIS ORBIMAGE DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of August 4, 1999, by and between Orbital Imaging Corporation, a corporation organized and existing under the laws of Delaware ("ORBIMAGE"), whose principal place of business is 21700 Atlantic Blvd., Dulles, Virginia, 20166 United States of America, and Spot Image, a societe anonyme organized and existing under the laws of France ("DISTRIBUTOR"), whose principal place of business is 5 rue des Satellites, BP 4359, F-31030 Toulouse Cedex 4, France.

                                    RECITALS

         WHEREAS, ORBIMAGE is authorized by the United States Department of Commerce (the "DOC") to operate a private remote-sensing space system pursuant to the DOC License; and

         WHEREAS, pursuant to the DOC License, ORBIMAGE is in the business of selling high resolution satellite imagery to commercial and government users throughout the world; and

         WHEREAS, DISTRIBUTOR desires to distribute ORBIMAGE satellite imagery inside and outside of the Territory (as defined herein) and to use the ORBIMAGE Trademarks (as defined herein) in connection therewith, on the terms and conditions set forth in this Agreement; and

         WHEREAS, ORBIMAGE desires to appoint DISTRIBUTOR as its exclusive distributor of such imagery in the Territory and its non-exclusive distributor of such imagery outside of the Territory, and to grant DISTRIBUTOR a license to use the ORBIMAGE Trademarks in connection therewith, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the DOC License contains certain requirements and limitations with respect to the sale of such imagery applicable to ORBIMAGE and DISTRIBUTOR, as more fully described herein.

         NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

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SECTION 1. DEFINED TERMS

         Capitalized terms used in this Agreement shall have the meanings set forth below:

         "Current SRP" has the meaning set forth in section 9(d).

         "Designated Earth Station" means the earth station designated by DISTRIBUTOR, to be located in or near Toulouse, France, that shall be capable of receiving, processing and archiving OrbView Data.

         "Designated Non-Exclusive Countries" means the countries set forth on
Schedule 1(a), which schedule sets forth estimated aggregate annual revenues for each of said countries during the term hereof.

         "Distributor Archive" shall mean DISTRIBUTOR's archive of Standard Products and Value-Added Products acquired or created by DISTRIBUTOR hereunder.

         "Distributor Data" means (i) Standard Products or Value-Added Products of the Territory (whether such products are generated from OrbView Data obtained from the ORBIMAGE Reserved Satellite Capacity or the DISTRIBUTOR Reserved Satellite Capacity), (ii) Standard Products or Value-Added Products of areas outside of the Territory which fall within the Imaging Radius of the Designated Earth Station, provided that such products were generated from OrbView Data obtained during DISTRIBUTOR's imaging window assigned pursuant to Schedule 3(b) hereto, and (iii) any Recorder Data.

         "DISTRIBUTOR Reserved Satellite Capacity" has the meaning set forth in section 3(b).

         "DOC" has the meaning set forth in the Recitals.

         "DOC License" means the license issued by the DOC on May 5, 1994, as amended to date, pursuant to which ORBIMAGE is authorized to operate a private remote-sensing space system, and any orders, interpretations or rulings issued thereunder (a complete copy of which is attached hereto as Exhibit 1), as such may be hereinafter amended or replaced from time to time.

         "DOC License Sale" has the meaning set forth in Sections 3(i)(i) and
(ii).

         "Earth Station Agreement" has the meaning set forth in Section 6(a).

         "End User Agreement" has the meaning set forth in Section 2(d).

         "Existing Customer Agreement" shall have the meaning set forth in Sections 2(a)(ii) and 2(c)(ii)(B).


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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         "GEM" has the meaning set forth in Section 9(b)(i).

         "GEM Value" has the meaning set forth in Section 9(b)(i).

         "Gross Revenues" means all revenues from the sale or other disposition of the applicable product or service actually received by the applicable party, net of any amounts received as or for any value-added (VAT), sales, use, customs or other taxes required to be collected under applicable law, provided that in no event shall the amount of any income or similar taxes be excluded from the calculation of gross revenues.

         "Guaranteed Annual Minimum" has the meaning set forth in Section
8(b)(i).

         "High-Resolution Satellite(s)" means one or both of the high-resolution imaging satellites being constructed by ORBIMAGE or its affiliates that are currently designated "OrbView-3" and "OrbView-4."

         "Imaging Radius" means the area within a two thousand (2,000) kilometer radius of the Designated Earth Station.

         "Imaging Time" means the period of time during daylight hours during which each High Resolution Satellite is within the two thousand (2,000) kilometer communication range of the Designated Earth Station.

         "Land Remote Sensing Policy Act" means The Land Remote Sensing Policy Act of 1992 (15 U.S.C. Section 5601 et seq.), the regulations promulgated thereunder (15 C.F.R. Part 960 et seq.) and any orders or policies announced or implemented thereunder, as such may be amended or replaced from time to time.

         "Marketing Materials" has the meaning set forth in Section 3(l).

         "OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.

         "Operational Date" shall mean the date on which ORBIMAGE declares either the OrbView-3 or OrbView-4 satellite and related systems to be operational, whichever occurs first; provided, however, that if ORBIMAGE has declared the applicable satellite to be operational and the Designated Earth Station has not successfully completed acceptance testing in accordance with the procedures set forth in the Earth Station Agreement, the Operational Date shall not be deemed to have occurred until the Designated Earth Station has successfully completed said acceptance testing, subject to the conditions set forth in Section 6(b) hereof.

         "Operational Year" shall mean the twelve-month period commencing on the Operational Date and each succeeding twelve-month period commencing on the anniversary of the Operational Date during the term of this Agreement.


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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         "ORBIMAGE Intellectual Property" has the meaning set forth in Section
7(a).

         "ORBIMAGE Reserved Satellite Capacity" has the meaning set forth in section 3(b).

         "ORBIMAGE Trademarks" shall mean (a) the trademarks and/or service marks set forth on Schedule 1(b) hereto and (b) the graphic design marks in the form shown on Schedule 1(b) hereto, whether or not registered with the competent authorities of any country inside or outside of the Territory.

         "OrbNet Archive" means ORBIMAGE's archive of Standard Products, Value-Added Products and other imagery and derived products, including, without limitation, OrbView Data and OrbView Images.

         "OrbView Data" means (i) one-meter panchromatic and four-meter multispectral data sets generated by the High-Resolution Satellites; and (ii) two-meter panchromatic data sets generated by the OrbView-4 satellite; in each case meeting the Performance Parameters.

         "OrbView Image" means one (1) panchromatic or multispectral image generated from OrbView Data, the size of which is 8km x 8km when acquired by the High Resolution Satellite at nadir, and larger when acquired off nadir.

         "Performance Parameters" means the performance parameters for the High Resolution Satellites and the OrbView Data set forth on Schedule 1(c) hereto.

         "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a limited liability company, a trust, an unincorporated organization, or a government or political subdivision thereof.

         "Recorder Data" has the meaning set forth in section 3(c).

         "SICorp." has the meaning set forth in Section 2(e).

         "SICorp. Agreement" has the meaning set forth in Section 2(e).

         "Standard Operating Procedures" has the meaning set forth in Section 3(a)(i).

         "Standard Products" shall mean (a) OrbView Data, and (b) the following products produced from OrbView Data: (i) Basic Data-Sets, (ii) Geo Corrected Data-Sets, and (iii) Ortho Corrected Data-Sets; and any future products produced from OrbView Data developed by ORBIMAGE in substitution or replacement of any of the foregoing products. Items (b)(i) through (iii) above are more fully described in Table 3-1 of Exhibit D to the Earth Station Agreement. In the event that ORBIMAGE adds any additional standard products to the Product Generation System (PGS) (as defined in Earth Station Agreement), DISTRIBUTOR shall have the right to distribute said products on the terms


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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and subject to the conditions of this Agreement, provided that the parties mutually agree in writing to the compensation payable by DISTRIBUTOR for the sale of such products.

         "Start Up Expenses" means the following reasonable out-of-pocket expenses incurred by DISTRIBUTOR in connection with its start-up activities hereunder during the first twelve (12) months following DOC approval of this Agreement as described in Section 10(d) hereof: the costs of hiring employees and leasing office space and equipment, marketing expenses and other reasonable start-up related expenses, but not including legal expenses incurred in connection with this Agreement and the Earth Station Agreement.

         "Subdistributor Agreement" has the meaning set forth in section
2(c)(i).

         "Subdistributors" means the Persons designated in writing by DISTRIBUTOR within 120 days of the date hereof and such additional Persons as DISTRIBUTOR shall thereafter designate in writing from time to time, in each case subject to ORBIMAGE's written consent, which shall not be unreasonably withheld and then only if (i) such designation would cause ORBIMAGE to violate the DOC License or (ii) such Person is an affiliate of an ORBIMAGE competitor. The Subdistributors must be located in the Territory or in a non-exclusive territory which at the time of designation has not been taken away from DISTRIBUTOR pursuant to Section 2(a)(ii) hereof.

         "Suggested Retail Price" means ORBIMAGE's written list of suggested retail prices for Geo Corrected Data-Sets in effect from time to time, as posted on ORBIMAGE's OrbNet web site.

         [*CONFIDENTIAL TREATMENT REQUESTED.*]

         "Suspension Period" has the meaning set forth in Section 8(b)(ii).

         "Territory" means the countries set forth on Schedule 1(f) hereto.

         "Third Party Distributor Agreement" has the meaning set forth in Sections 2(a)(ii) and 2(c)(ii)(B).

         [*CONFIDENTIAL TREATMENT REQUESTED.*]


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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         "U.S. Air Force Contract" has the meaning set forth in Section 5(c).

         "U.S. National Security Customers" has the meaning set forth in Section 4(i).

         "Value-Added Products" means any products derived in whole or in part from Standard Products, including, without limitation, derivative works created from OrbView Data, but does not include Standard Products.

         "Value-Added Resellers" means the Persons designated in writing by DISTRIBUTOR within 120 days of the date hereof and such additional Persons as DISTRIBUTOR shall thereafter designate in writing from time to time, in each case subject to ORBIMAGE's written consent, which shall not be unreasonably withheld and then only if (i) such designation would cause ORBIMAGE to violate the DOC License or (ii) such Person is an affiliate of an ORBIMAGE competitor. The Value-Added Resellers must be located in the Territory or in a non-exclusive territory which at the time of designation has not been taken away from DISTRIBUTOR pursuant to Section 2(c)(ii)(B) hereof.

         "Value-Added Reseller Agreement" has the meaning set forth in Section 2(c)(ii).

SECTION 2. APPOINTMENT OF DISTRIBUTOR

         (a) Appointment. During the term hereof and subject to Sections 5, 7 and 14 hereof, ORBIMAGE hereby appoints DISTRIBUTOR as its:

                  (i) exclusive distributor in the Territory of (A) Standard Products contained in the Distributor Archive and/or the OrbNet Archive, and (B) Value-Added Products created by DISTRIBUTOR, its Value-Added Resellers or ORBIMAGE from such Standard Products, for sale to customers located in the Territory; and

                  (ii) non-exclusive distributor of (A) Standard Products contained in the Distributor Archive and/or the OrbNet Archive and (B) Value-Added Products created from such Standard Products, for sale to customers located outside of the Territory, except that DISTRIBUTOR shall not have any distribution rights in the countries set forth on
         Schedule 2(a). Notwithstanding the foregoing, ORBIMAGE shall have the right, on sixty (60) days prior written notice to


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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         DISTRIBUTOR, to limit or terminate the rights of the DISTRIBUTOR (and any applicable Subdistributors) to distribute Standard Products or the rights of DISTRIBUTOR to distribute Value-Added Products outside of the Territory, or receive Recorder Data of any countries located outside of the Territory, if it would violate or conflict with any agreements proposed to be entered into by ORBIMAGE with any Person after the date of this Agreement (each, a "Third Party Distributor Agreement"). If within fifteen (15) days of DISTRIBUTOR's receipt of such notice, DISTRIBUTOR provides ORBIMAGE with a copy of all customer agreements then in force which were entered into prior to the date of ORBIMAGE's notice (each, an "Existing Customer Agreement") which would be limited or prohibited by the Third Party Distributor Agreement, then ORBIMAGE shall ensure that the Third Party Distributor Agreement permits DISTRIBUTOR and Subdistributor, as applicable, to fulfill the terms of each such Existing Customer Agreement. Except for the Existing Customer Agreements, DISTRIBUTOR's and the Subdistributor's right to distribute Standard Products and/or Value-Added Products and/or receive Recorder Data, as applicable, shall automatically terminate as set forth in said notice upon the execution of the Third Party Distributor Agreement (but in no event earlier than 60 days from the date on which DISTRIBUTOR received said notice).

         DISTRIBUTOR hereby accepts the foregoing appointment on the terms and subject to the conditions of this Agreement.

         (b) Value-Added Products. Subject to Section 2(a), including, without limitation, the exclusivity and territorial limitations contained therein, ORBIMAGE hereby grants DISTRIBUTOR the right and license to create and distribute Value-Added Products using Standard Products contained in the Distributor Archive and the OrbNet Archive. DISTRIBUTOR may license Value-Added Products to end users for a perpetual or shorter term and on such other terms and conditions which do not conflict with this Agreement as DISTRIBUTOR shall determine from time to time in its sole discretion.

         (c) Appointment of Subdistributors and Value-Added Resellers.

                  (i) Subdistributors. Subject to Section 2(a), including, without limitation, the exclusivity and territorial limitations contained therein, and Sections 5, 7 and 14, ORBIMAGE hereby grants DISTRIBUTOR the right and license to grant to the Subdistributors a sublicense to distribute Standard Products hereunder. DISTRIBUTOR shall grant the foregoing sublicense to the Subdistributors pursuant to a written agreement reasonably acceptable to ORBIMAGE which shall pass through to the Subdistributors the terms and conditions of Sections 2(a), 2(d), 7, 12, 14(a) and 14(b) hereof, and such other terms and conditions of this Agreement as ORBIMAGE shall reasonably determine are required to be passed through to the Subdistributor in order for ORBIMAGE to ensure compliance with the DOC License (a "Subdistributor


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         Agreement"). ORBIMAGE agrees that the inclusion in the Subdistributor Agreements of the text set forth in Exhibit 2(c)(i) hereto meets the current requirements of the DOC License, subject to final DOC approval thereof as described in Section 10(d) hereof. DISTRIBUTOR agrees that the Subdistributors shall have no right to grant sublicenses to distribute Standard Products.

                  (ii) Value-Added Resellers.

                           (A) During the term of this Agreement and subject to
                  Sections 5, 7 and 14 hereof, ORBIMAGE hereby grants DISTRIBUTOR the right and license to grant to the Value-Added Resellers a sublicense to create and distribute Value-Added Products using Standard Products contained in the Distributor Archive and the OrbNet Archive. In DISTRIBUTOR's discretion, Value-Added Resellers may distribute such Value-Added Products anywhere in the world except Japan, notwithstanding the territorial restrictions applicable to DISTRIBUTOR set forth in Section 2(a). If at a later date the terms of ORBIMAGE's current agreement with its Japanese distributor are amended to permit distribution of Value-Added Products by the Value-Added Resellers in Japan, ORBIMAGE shall so notify DISTRIBUTROR and this Section 2(c)(ii) shall be amended to permit such distribution in Japan. DISTRIBUTOR shall grant the foregoing sublicense to the Value-Added Resellers pursuant to a written agreement reasonably acceptable to ORBIMAGE which shall pass through to the Value-Added Resellers the terms and conditions of Sections 7, 12, 14(a) and 14(b) hereof, and such other terms and conditions of this Agreement as ORBIMAGE shall reasonably determine are required to be passed through to the Value-Added Reseller in order to ensure compliance with the DOC License (a "Value-Added Reseller Agreement"). ORBIMAGE agrees that the inclusion in the Value-Added Reseller Agreements of the text set forth in Exhibit 2(c)(ii) hereto meets the current requirements of the DOC License, subject to final DOC approval thereof as described in Section 10(d) hereof. The Value-Added Resellers may license Value-Added Products to end users for a perpetual or shorter term and on such other terms and conditions which do not conflict with this Agreement as DISTRIBUTOR shall determine from time to time in its sole discretion. DISTRIBUTOR agrees that the Value-Added Resellers shall have no right to grant sublicenses to create and distribute Value-Added Products.

                           (B) Notwithstanding Section 2(c)(ii)(A), ORBIMAGE
                  shall have the right, on sixty (60) days prior written notice to DISTRIBUTOR, to limit or terminate the rights of the Value Added Resellers who are located outside the Territory to create and distribute Value-Added Products outside of the Territory if it would violate or conflict with any


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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                  agreements proposed to be entered into by ORBIMAGE with any
                  Person after the date of this Agreement (also, a "Third Party Distributor Agreement"). If within fifteen (15) days of DISTRIBUTOR's receipt of such notice, DISTRIBUTOR provides ORBIMAGE with a copy of all of such Value-Added Resellers customer agreements then in force which were entered into prior to the date of ORBIMAGE's notice (also, an "Existing Customer Agreement") which would be limited or prohibited by the Third Party Distributor Agreement, then ORBIMAGE shall ensure that the Third Party Distributor Agreement permits such Value-Added Resellers to fulfill the terms of each such Existing Customer Agreement. Except for the Existing Customer Agreements, the rights of such Value-Added Resellers to create and distribute Value-Added Products and/or receive Recorder Data shall automatically terminate as set forth in said notice upon the execution of the Third Party Distributor Agreement (but in no event earlier than 60 days from the date on which DISTRIBUTOR received said notice).

         (d) End User Agreements. DISTRIBUTOR acknowledges and agrees that as a condition of any sale of Standard Products to any customer hereunder (other than to a Value-Added Reseller), DISTRIBUTOR shall require each such customer to enter into a written or "shrink-wrap-style end-user license agreement containing substantially the terms set forth in Exhibit 2(d) and such additional terms as DISTRIBUTOR shall determine which are not inconsistent with the terms set forth in Exhibit 2(d) hereto (an "End User Agreement"). DISTRIBUTOR shall be responsible for translating the End User Agreement into the language of the applicable customer.

         (e) SICorp. Concurrently with the execution and delivery of this Agreement, ORBIMAGE and DISTRIBUTOR's wholly-owned U.S. subsidiary, Spot Image Corp. ("SICorp."), entered into an ORBIMAGE VAR Agreement of even date herewith pursuant to which ORBIMAGE grants SICorp. the non-exclusive right to distribute OrbView Data in the United States on terms no less favorable than those granted to any other U.S. distributors from time to time during the term hereof (the "SICorp. Agreement"). ORBIMAGE hereby agrees that during the term of this Agreement, ORBIMAGE shall not terminate the SICorp. Agreement without DISTRIBUTOR's prior written consent, except for breach thereof as permitted by the SICorp. Agreement and then only after the expiration of any applicable cure periods set forth therein.

SECTION 3. RIGHTS AND OBLIGATIONS OF DISTRIBUTOR

         (a) Reception of OrbView Data.

                  (i) Exclusive Reception Rights; Standard Operating Procedures. Subject to Sections 5 and 14, DISTRIBUTOR shall have the exclusive right and license in the Territory to receive OrbView Data via downlink from the High


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                           ORBITAL IMAGING CORPORATION
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         Resolution Satellites, for distribution pursuant to this Agreement.
         DISTRIBUTOR shall make all requests for OrbView Data in accordance with ORBIMAGE's Standard Operating Procedures to be provided by ORBIMAGE prior to the launch of the first High-Resolution Satellite, as such procedures may be amended by ORBIMAGE from time to time ("Standard Operating Procedures").

                  (ii) Sublicenses of Direct Downlink Rights to Customers. DISTRIBUTOR shall have the right to grant its customers a sublicense to directly receive OrbView Data in the Territory via satellite downlink from the High Resolution Satellites, subject, however, to ORBIMAGE's prior approval of each such customer, which shall not be unreasonably withheld. All costs and expenses relating to direct downlink sublicenses will be the responsibility of DISTRIBUTOR. All downlinking of OrbView Data to a customer earth station shall be included in the calculation of DISTRIBUTOR's use of its Reserved Satellite Capacity (as defined below). Each customer granted direct downlink rights pursuant to this Section 3(a)(ii) shall be required to enter into an written End User Agreement prior to receiving any OrbView Data, which agreement shall contain such other terms and conditions of this Agreement as ORBIMAGE shall reasonably determine are required to be passed through to each such customer in order to ensure compliance with the DOC License. Furthermore, DISTRIBUTOR shall pay ORBIMAGE the fees set forth on Schedule 8(a) hereto for all OrbView Data downlinked to any such customer earth stations, which amounts shall be credited against the Guaranteed Annual Minimum.

         (b) Reserved Satellite Capacity. Subject to Section 5 below, ORBIMAGE shall reserve not less than [*CONFIDENTIAL TREATMENT REQUESTED*] of each High Resolution Satellite's Imaging Time for DISTRIBUTOR's use during each Operational Year, in the manner set forth in Schedule 3(b) hereto ("DISTRIBUTOR Reserved Satellite Capacity"). The remaining [*CONFIDENTIAL TREATMENT REQUESTED*] of each High Resolution Satellite's Imaging Time shall be reserved for ORBIMAGE's use, subject to Schedule 3(b) hereto ("ORBIMAGE Reserved Satellite Capacity"). Notwithstanding the foregoing, ORBIMAGE shall make available the ORBIMAGE Reserved Satellite Capacity for use by DISTRIBUTOR to the extent not required by ORBIMAGE for other purposes and ORBIMAGE shall have the right to use DISTRIBUTOR Reserved Satellite Capacity to the extent not utilized by DISTRIBUTOR.

         (c) Recorder Data of Areas Outside the Imaging Radius. DISTRIBUTOR shall have the right to receive OrbView Data of areas outside of the Imaging Radius on a non-priority basis, subject to the availability of High-Resolution Satellite capacity, for distribution inside and outside of the Territory as permitted under this Agreement ("Recorder Data"), subject to ORBIMAGE's right to limit or terminate the rights of DISTRIBUTOR to receive Recorder Data as set forth in Section 2(a)(ii). At DISTRIBUTOR's request, ORBIMAGE shall inform DISTRIBUTOR of the estimated


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delivery time for Recorder Data. DISTRIBUTOR shall pay ORBIMAGE the tasking fee a set forth on Schedule 8(a) for each OrbView Image requested under this Section 3(c). Recorder Data shall be downlinked to an earth station selected by ORBIMAGE and shall be promptly forwarded to DISTRIBUTOR. If ORBIMAGE elects to downlink the Recorder Data to an earth station other than the Designated Earth Station, DISTRIBUTOR may request that ORBIMAGE downlink such data to the Designated Earth Station. If ORBIMAGE agrees to such request, DISTRIBUTOR shall pay ORBIMAGE the downlink fee set forth in Schedule 8(a) for each OrbView Image downlinked to the Designated Earth Station. All satellite time utilized in downlinking such Recorder Data to the Designated Earth Station shall be included in the calculation of the DISTRIBUTOR Reserved Satellite Capacity. All requests for Recorder Data shall be made in accordance with ORBIMAGE's Standard Operating Procedures.

         (d) Receipt of ORBIMAGE and Third-Party OrbView Data. DISTRIBUTOR agrees that during the term of this Agreement, ORBIMAGE shall have the right to downlink OrbView Data belonging to ORBIMAGE or third parties to the Designated Earth Station, and DISTRIBUTOR further agrees that it shall promptly forward such data to ORBIMAGE in such form and in such manner as ORBIMAGE requests. Unless otherwise prohibited by ORBIMAGE's contractual arrangements with another ORBIMAGE distributor or customer, DISTRIBUTOR shall have the right to include such OrbView Data in the Distributor Archive free of charge, in which case DISTRIBUTOR shall be responsible for the expense of forwarding copies of such data to ORBIMAGE. If DISTRIBUTOR is prohibited from including such OrbView Data in the Distributor Archive, ORBIMAGE shall pay DISTRIBUTOR the reception fee set forth on Schedule 8(a) hereto for each OrbView Image that DISTRIBUTOR is unable to include in the Distributor Archive, and DISTRIBUTOR shall be responsible for the expense of forwarding copies of such OrbView Data to ORBIMAGE.

         (e) Preferred Supplier; Non-Competition.

                  (i) Preferred Supplier. As of the Operational Date, DISTRIBUTOR agrees that ORBIMAGE shall be DISTRIBUTOR's preferred supplier of (A) panchromatic satellite imagery with resolution equal to or better than two (2) meters and (B) multispectral satellite imagery with resolution equal to or better than four (4) meters, in the Territory and in the countries outside of the Territory in which DISTRIBUTOR continues to have non-exclusive distribution rights hereunder. DISTRIBUTOR shall be deemed to have fulfilled its obligations under this Section 3(e) if, before purchasing any such satellite imagery from any other provider, DISTRIBUTOR shall have given ORBIMAGE the reasonable opportunity to sell the same to DISTRIBUTOR, it being understood that DISTRIBUTOR shall be free to exercise its


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                       commercially reasonable discretion in determining whether
                       to purchase the same from ORBIMAGE or such other provider.

                  (ii) [*CONFIDENTIAL TREATMENT REQUESTED*]

         (f) General Obligations as a Distributor.

                  (i) DISTRIBUTOR agrees that all of its sales of Standard Products and Value-Added Products under this Agreement shall be made at DISTRIBUTOR's sole expense, for its own account.

                  (ii) Although ORBIMAGE will from time to time publish the Suggested Retail Price, such price is merely a suggested price and DISTRIBUTOR shall be free to establish the actual prices for its sale of Standard Products and Value-Added Products. In addition, DISTRIBUTOR shall be free to establish the sublicense fees payable to DISTRIBUTOR by the Subdistributors and Value-Added Resellers.

                  (iii) DISTRIBUTOR shall use commercially reasonable efforts to market, promote and distribute the Standard Products and Value-Added Products to customers inside and outside of the Territory in accordance with the terms and conditions of this Agreement.

         (g) Designated Earth Station. During the term of this Agreement, DISTRIBUTOR shall be solely responsible for the maintenance and operation of the Designated Earth Station, at its expense, subject to the warranty(ies) contained in the Earth Station Agreement and any system support services agreements entered into by DISTRIBUTOR pursuant to the Earth Station Agreement. DISTRIBUTOR shall also be responsible, at its expense, for establishing and operating the communications links necessary for system management purposes between the Designated Earth Station and the ORBIMAGE control center located in the United States designated by ORBIMAGE. DISTRIBUTOR shall use commercially reasonable efforts to obtain and maintain during


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                           ORBITAL IMAGING CORPORATION
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the term of this Agreement all approvals or licenses of all applicable governmental authorities within the Territory necessary to construct, operate and maintain the Designated Earth Station and all other approvals or licenses of any other applicable governmental authorities necessary to otherwise perform its obligations under this Agreement. DISTRIBUTOR shall have the right, at its sole risk and expense, to move the Designated Earth Station to a site within fifty
(50) kilometers of the site at which the Designated Ground Station is located at the time the earth station modification is completed pursuant to the Earth Station Agreement. DISTRIBUTOR shall exercise such right by at least thirty (30) days prior written notice to ORBIMAGE. During the relocation period and until the Designated Ground Station is fully operational and able to receive and process OrbView Data, DISTRIBUTOR's payment obligations under this Agreement shall remain in full force and effect, including, without limitation, the obligation to pay the Guaranteed Annual Minimum, subject to any adjustments to the Guaranteed Annual Minimum required pursuant to Section 9(b).

         (h) Copies of OrbView Data. In order to ensure that ORBIMAGE can comply with the requirements of the DOC License, DISTRIBUTOR shall generate copies of all OrbView Data directly downlinked to the Designated Earth Station or authorized third party earth stations hereunder within ten (10) days of reception, and shall promptly forward such copies to ORBIMAGE at its own expense, in such manner as ORBIMAGE reasonably requests.

         (i) DOC License Sales.

                  (i) Certain Sales to Foreign Governments. The DOC License requires ORBIMAGE to make available to the government of any country unenhanced OrbView Data concerning the territory under the jurisdiction of such government which has been imaged by ORBIMAGE as soon as such data is available, on reasonable cost terms and conditions, if requested by the government of such country (a "DOC License Sale"). In the event that a government requests to purchase any unenhanced Distributor Data of any territory under the jurisdiction of such government, ORBIMAGE shall refer the government to DISTRIBUTOR, and DISTRIBUTOR shall sell such data to the government on reasonable cost terms and conditions. If such government is unwilling to purchase such data from DISTRIBUTOR and instead requests that ORBIMAGE sell it such data , ORBIMAGE may sell such data to such government and ORBIMAGE shall pay DISTRIBUTOR the fees set forth on Schedule 8(a) hereto.

                  (ii) Sales to U.S. Department of Interior. In the event that a sale to the U.S. Department of Interior of any Distributor Data is required by the DOC License (also, a "DOC License Sale"), ORBIMAGE shall pay DISTRIBUTOR the fees set forth on Schedule 8(a) hereto for the initial sale of such data to the Department of Interior, and all subsequent sales of such data by the Department of Interior. ORBIMAGE hereby agrees that the terms of any sales of such data shall be made on a non-discriminatory basis. DISTRIBUTOR hereby acknowledges

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION that sales of such data by the U.S. Department of Interior to Persons in the Territory shall not be deemed to be a breach of DISTRIBUTOR's exclusive distribution rights in the Territory set forth in Section 2(a)(i) hereof as long as ORBIMAGE pays the fees required by this
         Section 3(i)(ii).

                  (j) Non-Solicitation. DISTRIBUTOR hereby agrees that during the term of this Agreement and for a six (6) month period thereafter, it shall not directly recruit, solicit or induce any employees of ORBIMAGE or Orbital Sciences Corporation or any of their affiliated companies listed in Schedule 3(j) hereto (for purposes of this Section 3(j), individually and collectively, "ORBIMAGE") to become employees of DISTRIBUTOR. This Section 3(j) shall not prohibit DISTRIBUTOR from hiring (A) ORBIMAGE employees who have responded to DISTRIBUTOR employment announcements in trade or other publications, or (B) ORBIMAGE employees who have contacted DISTRIBUTOR concerning employment without any direct solicitation by DISTRIBUTOR.

         (k) Sales from Distributor Archive After Termination. After the expiration of the term of this Agreement, or if this Agreement is terminated not due to DISTRIBUTOR's breach, DISTRIBUTOR shall have the non-exclusive right to continue to sell Standard Products and Value-Added Products contained in the Distributor Archive on the same terms and conditions of this Agreement applicable to the sale of Standard Products and Value-Added Products, and this Agreement shall be amended accordingly.

         (l) Approval of Marketing Materials. DISTRIBUTOR shall deliver to ORBIMAGE for its prior approval, which shall not be unreasonably withheld, copies of all marketing and promotional materials which DISTRIBUTOR proposes to use from time to time in connection with the distribution and sale of Standard Products and Value-Added Products hereunder, and all changes and revisions thereto ("Marketing Materials"). ORBIMAGE shall be deemed to have approved any Marketing Materials if it has not objected to such materials within thirty (30) days after its receipt thereof. All Marketing Materials shall comply with the requirements of this Agreement, including, without limitation, Section 7.

         (m) Follow-On Systems. DISTRIBUTOR shall have a right of first refusal to become a distributor in the Territory of satellite imagery generated by any follow-on systems to the High Resolution Satellites. ORBIMAGE shall provide DISTRIBUTOR with written notice if it receives a bona fide offer from a third party to act as a distributor for such a follow-on system, which notice shall contain the terms and conditions of the offer. DISTRIBUTOR shall have thirty
(30) days from the receipt of said notice to accept or decline such offer on the same terms and conditions of the offer. If DISTRIBUTOR accepts such offer, ORBIMAGE shall enter into a written distributorship agreement with DISTRIBUTOR on the same terms and conditions of the offer. If DISTRIBUTOR declines the offer, ORBIMAGE shall have the right to enter into a distributorship agreement with such third party on the same terms and conditions of the

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION offer. The provisions of this Section 3(m) shall apply if ORBIMAGE does not enter into such distributorship agreement as provided herein.

         SECTION 4. RIGHTS AND OBLIGATIONS OF ORBIMAGE

         (a) Provision of OrbView Data. Subject to Sections 2(a)(ii), 4(c), 5 and 14, ORBIMAGE shall provide DISTRIBUTOR with OrbView Data as requested by DISTRIBUTOR pursuant to Section 3 hereof.

         (b) Agreement Not to Appoint Exclusive Distributor or License Other Earth Stations in the Territory.

                  (i) During the term hereof, ORBIMAGE shall not (A) appoint another distributor or subdistributor in the Territory of Standard Products of any area of the world, (B) solicit sales, sell or otherwise distribute in the Territory Standard Products or Value-Added Products (whether or not created by ORBIMAGE) of any area of the world, (C) permit its other distributors and licensees to solicit sales, sell or otherwise distribute in the Territory Standard Products of any area of the world, or
                        (D) appoint, or permit its other distributors and licensees to appoint, any value-added resellers of Value-Added Products who are located in the Territory, except that (X) ORBIMAGE may make unsolicited sales in the Territory as permitted by Section 3(i)(i), 4(d) and 5(b), (Y) the Department of Interior may make sales in the Territory as permitted by Section 3(i)(ii), and (Z) US National Security Customers may share Standard Products and Value-Added Products with U.S. allies located in the Territory as permitted by Section 4(i). Notwithstanding the foregoing, DISTRIBUTOR acknowledges and agrees that value-added resellers located outside of the Territory appointed by ORBIMAGE or other ORBIMAGE distributors may sell Value-Added Products created in whole or in part from products contained in the OrbView Archive to customers located inside and outside of the Territory, in each case for internal use by such customers or for direct or indirect resale by such customers inside and/or outside of the Territory. DISTRIBUTOR agrees that the sale of such Value-Added Products in the Territory shall not be considered a breach of Section 2(a)(i) or this Section 4(b)(i), provided that ORBIMAGE pays DISTRIBUTOR the fees set forth

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
                        on Schedule 8(a) on any sales by such value-added resellers in the Territory of Value-Added Products created in whole or in part from Distributor Data.

                  (ii) Subject to Section 5(a) below, during the term hereof ORBIMAGE shall not downlink any OrbView Data to an earth station located in the Territory, nor license any Person to receive OrbView Data at an earth station located in the Territory, without DISTRIBUTOR's prior written consent.

                  (iii) Except as permitted by Sections 3(i)(i), 4(d) and 5(b), in the event that a customer located in the Territory requests to purchase any OrbView Data of any area of the world, or any products made or created therefrom (whether in the form of Standard Products or Value-Added Products), ORBIMAGE shall refer such customer to DISTRIBUTOR. If a customer located in the Territory attempts to circumvent DISTRIBUTOR's territorial exclusivity in the Territory by purchasing Standard Products and/or Value-Added Products from ORBIMAGE outside of the Territory, ORBIMAGE and DISTRIBUTOR shall meet to reach a solution to such circumvention in good faith.

         (c) Limitations on Obligations. Subject to Section 9(b), ORBIMAGE's obligations under this Agreement are limited by, and ORBIMAGE shall have the right to curtail or terminate the transmission of OrbView Data, or terminate this Agreement as permitted by Section 10(i), to the extent required to do so by the requirements of the DOC License or the Land Remote Sensing Policy Act.

         (d) Certain Internet Sales from the OrbNet Archive. DISTRIBUTOR acknowledges that ORBIMAGE sells Standard Products and Value-Added Products from the OrbNet Archive through the internet to customers located world-wide and agrees that any such sales to customers located in the Territory shall not be deemed to be a breach of Section 2(a)(i), provided that such sales are made in compliance with the other provisions of this Section 4(d). ORBIMAGE and DISTRIBUTOR will use commercially reasonable efforts to develop an internet link that will transfer customers located in the Territory who access the OrbNet Archive via the internet to a DISTRIBUTOR internet site. Notwithstanding the foregoing, if ORBIMAGE and DISTRIBUTOR are unable to implement said internet link, any sales by ORBIMAGE of such products via the internet to customers located in the Territory shall not be considered a breach of the DISTRIBUTOR's exclusive distribution rights set forth in Section 2(a)(i) hereof, provided that ORBIMAGE pays DISTRIBUTOR the fee set forth on Schedule 8(a) hereto on each such sale. In addition, if ORBIMAGE and DISTRIBUTOR implement said internet link, any inadvertent sales by ORBIMAGE of such products via the internet to customers located in the Territory shall not be considered a breach of the DISTRIBUTOR's exclusive distribution rights if ORBIMAGE pays DISTRIBUTOR the

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION fee set forth on Schedule 8(a) hereto on each such sale. For purposes of this
Section 4(d), a sale shall be deemed to be "inadvertent" if it is made in good faith in the belief that the relevant customer is not located in the Territory.

         (e) Sales of Certain Imagery Outside of the Territory. During the term of this Agreement, ORBIMAGE shall pay DISTRIBUTOR the fees set forth on Schedule 8(a) for all sales outside of the Territory by ORBIMAGE or any of its other distributors of Distributor Data.

         (f) Maintenance of Government Approvals and Permits. During the term of this Agreement, ORBIMAGE shall use commercially reasonable efforts to obtain and maintain all approvals or licenses of all applicable governmental authorities necessary to construct, deploy, operate and maintain the High Resolution Satellites and all other approvals or licenses of any other applicable governmental authorities necessary to otherwise perform its obligations under this Agreement.

         (g) Marketing Assistance. ORBIMAGE will provide DISTRIBUTOR with copies of ORBIMAGE marketing materials selected by ORBIMAGE for use by DISTRIBUTOR in marketing and distributing Standard Products and Value-Added Products hereunder. ORBIMAGE will provide a reasonable quantity of such materials free of charge, and shall provide additional materials at DISTRIBUTOR's expense. ORBIMAGE shall also provide DISTRIBUTOR with a reasonable number of OrbView Images each Operational Year during the term free of charge solely for marketing purposes. In addition, at DISTRIBUTOR's request, ORBIMAGE shall provide DISTRIBUTOR with such reasonable marketing assistance as it customarily provides to its other distributors.

         (h) Non-Solicitation. ORBIMAGE hereby agrees that during the term of this Agreement and for a six month (6) period thereafter, it shall not directly recruit, solicit or induce any employees of DISTRIBUTOR or any of its affiliated companies listed on Schedule 4(h) hereto (for purposes of this Section 4(h), individually and collectively, "DISTRIBUTOR") to become employees of ORBIMAGE. This Section 4(h) shall not prohibit ORBIMAGE from hiring (A) DISTRIBUTOR employees who have responded to ORBIMAGE employment announcements in trade or other publications, or (B) DISTRIBUTOR's employees who have contacted ORBIMAGE concerning employment without any direct solicitation by ORBIMAGE.

         (i) U.S. National Security Customers. From time to time ORBIMAGE sells Standard Products and Value-Added Products to U.S. governmental military, defense and intelligence customers ("U.S. National Security Customers") pursuant to written agreements which may permit such customers to share such products with U.S. allies located in the Territory for non-commercial military, defense and intelligence purposes. ORBIMAGE shall pay DISTRIBUTOR the fees set forth on
Schedule 8(a) hereto in connection with the sale and sharing of any Distributor Data to or by such U.S. National Security Customers.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         (j) Imagery Acquisition Strategy. ORBIMAGE will consult at least annually with DISTRIBUTOR to solicit DISTRIBUTOR's suggestions for an imagery acquisition strategy inside and outside of the Territory. ORBIMAGE will consider DISTRIBUTOR's suggestions in good faith, but shall have no obligation to implement such suggestions.

         (k) [*CONFIDENTIAL TREATMENT REQUESTED*]

                  (l) Insurance. ORBIMAGE shall use commercially reasonable efforts to assist DISTRIBUTOR in obtaining launch, deployment and on-orbit failure insurance for the High Resolution Satellites, not to exceed fifteen (15) person days of assistance. DISTRIBUTOR shall be responsible for all of ORBIMAGE's out-of-pocket expenses in connection with such assistance, including, without limitation, travel and room and board.

                  (m) Suggested Retail Price.

                           (i) ORBIMAGE agrees that it shall maintain the
                  Suggested Retail Price at a level that accurately reflects applicable market conditions for Geo Corrected Data-Sets in effect from time to time.

                           (ii) ORBIMAGE agrees that it shall not sell Standard
                  Products below the Suggested Retail Price except in good faith. "Good faith" sales below the Suggested Retail Price shall include, without limitation, sales involving volume and loss leader discounts and any other sales below the Suggested Retail Price that could reasonably be anticipated to result in future sales or increased market share sufficient to compensate for the income lost as a result of such sales below the Suggested Retail Price. Subject to Section 9(d), nothing in this Agreement shall limit or restrict ORBIMAGE's ability to increase or decrease the Suggested Retail Price from time to time in its sole discretion.

                  (n) Algeria, Tunisia, Morocco and Ukraine. DISTRIBUTOR has non-exclusive distribution rights in Algeria, Tunisia, Morocco and Ukraine pursuant to Section 2(a)(ii) hereof. ORBIMAGE agrees that it shall pay DISTRIBUTOR the fees set forth on Schedule 8(a) hereto on all sales of Standard Products and Value-Added Products (whether made by ORBIMAGE or another distributor) to customers located in Algeria, Tunisia, Morocco or Ukraine, as the case may be. Notwithstanding the foregoing, ORBIMAGE's obligation to pay said fees shall terminate if ORBIMAGE elects to appoint an exclusive distributor in Algeria, Tunisia, Morocco and/or Ukraine, as the case may be, pursuant to the termination mechanism set forth in Section 2(a)(ii). After any such termination, ORBIMAGE shall thereafter pay DISTRIBUTOR the fees required by Section 4(e) on all sales of Distributor Data to customers located in Algeria, Tunisia, Morocco and/or Ukraine. Any such exclusive distributors shall have the right to

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION receive OrbView Data by direct satellite downlink to an earth station located in Algeria, Tunisia, Morocco and/or Ukraine, as the case may be.

                  (o) Performance Updates. ORBIMAGE shall provide DISTRIBUTOR with periodic updates of any material changes of which ORBIMAGE becomes aware in the performance specifications of the High Resolution Satellites which directly affect the GEM or the performance specifications of the Designated Earth Station set forth in the Earth Station Agreement, it being agreed that this Section 4(o) shall not give ORBIMAGE the right to amend or otherwise change the GEM or the performance specifications for the Designated Earth Station set forth in the Earth Station Agreement.

SECTION 5. U.S. AND FOREIGN NATIONAL SECURITY CUSTOMERS

         (a) U.S. National Security Customers. Nothing in this Agreement shall prevent or restrict ORBIMAGE from granting U.S. National Security Customers the right (i) to task the High Resolution Satellites on a priority basis for imaging purposes when they pass over the Territory, and (ii) to receive OrbView Data of the Territory or any other area of the world for non-commercial military, defense and intelligence purposes via direct satellite downlink at an earth station located inside or outside of the Territory, or by any other method of delivery. In the event of any such U.S. National Security Customer priority tasking request over the Territory, ORBIMAGE shall first use the ORBIMAGE Reserved Satellite Capacity to fulfill such request (even if this entails preemption of ORBIMAGE's intended use thereof for itself or its other distributors and customers). If such priority tasking request requires the use of satellite capacity in excess of the ORBIMAGE Reserved Satellite Capacity, ORBIMAGE shall have the right to use the DISTRIBUTOR Reserved Satellite Capacity to fulfill such request, in which case the provisions of Section 9(b) shall apply.

         (b) National Security Customers in the Territory. Notwithstanding
Section 2(a)(i), subject to the payment terms set forth in Schedule 8(a) hereto, ORBIMAGE shall have the right to sell Standard Products and Value-Added Products of the Territory or any other area of the world (through direct downlink or otherwise) to governmental military, defense and intelligence customers located in the Territory for non-commercial for non-commercial military, defense and intelligence purposes, provided that ORBIMAGE (i) shall not solicit any such sales, and (ii) shall encourage such customers to purchase such products from DISTRIBUTOR.

         (c) U.S. Air Force Contract. DISTRIBUTOR acknowledges that it is aware of ORBIMAGE's obligations to deliver imagery from the OrbView-4 satellite to the U.S. Air Force on a first priority basis under an existing contract with the U.S. Air Force (the "U.S. Air Force Contract"), and that under certain circumstances U.S. Air Force requests under such contract could preempt DISTRIBUTOR's and ORBIMAGE's rights to utilize all or any portion of their respective Reserved Satellite Capacity. In the event of any priority tasking request of the Territory under the U.S. Air Force Contract, ORBIMAGE

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION shall first use the ORBIMAGE Reserved Satellite Capacity to fulfill such request (even if this entails preemption of ORBIMAGE's intended use thereof for itself or its other distributors and customers). If such priority tasking request requires the use of satellite capacity in excess of the ORBIMAGE Reserved Satellite Capacity, ORBIMAGE shall have the right to use the DISTRIBUTOR Reserved Satellite Capacity to fulfill such request, in which case the provisions of Section 9(b) shall apply.

         (d) U.S. Government National Security Requests. DISTRIBUTOR acknowledges that under the DOC License the U.S. Government has the authority to require ORBIMAGE to limit collection of OrbView Data and/or distribution by the High Resolution Satellites and related systems during periods when U.S. national security or international obligations and/or foreign policies may be compromised. If the U.S. Government limits DISTRIBUTOR's ability to utilize the DISTRIBUTOR Reserved Satellite Capacity pursuant to the DOC License, ORBIMAGE shall use the ORBIMAGE Reserved Satellite Capacity to fulfill DISTRIBUTOR's imaging request (even if this entails preemption of ORBIMAGE's intended use thereof for itself or its other distributors and customers), to the extent permitted by the U.S. Government. If such U.S. Government limitation limits DISTRIBUTOR from utilizing the DISTRIBUTOR Reserved Satellite Capacity in a manner that is not cured by ORBIMAGE utilizing the ORBIMAGE Reserved Satellite Capacity for the benefit of DISTRIBUTOR as described in the preceding sentence, the provisions of Section 9(b) shall apply.

SECTION 6. DESIGNATED EARTH STATION

         (a) Earth Station Agreement. Concurrently with the execution and delivery of this Agreement, ORBIMAGE and DISTRIBUTOR have entered into a Ground Station Contract of even date herewith pursuant to which ORBIMAGE shall upgrade the Designated Earth Station so that such earth station is capable of receiving, archiving and processing OrbView Data (the "Earth Station Agreement").

         (b) Acceptance Testing. ORBIMAGE shall notify DISTRIBUTOR in writing that either the OrbView-3 or OrbView-4 satellite is operational, whichever occurs first, and that it is ready to begin acceptance testing for the Designated Earth Station in accordance with the procedures set forth in the Earth Station Agreement. Acceptance testing shall be deemed to have been satisfactorily completed and the Operational Date shall be deemed to have occurred if ORBIMAGE is unable to begin acceptance testing within thirty (30) days of DISTRIBUTOR's receipt of said notice solely due to the fault of DISTRIBUTOR. If acceptance testing is delayed for reasons not solely due to the fault of DISTRIBUTOR, the parties shall cooperate and shall use commercially reasonable efforts to commence acceptance testing as soon as possible.

SECTION 7. INTELLECTUAL PROPERTY RIGHTS

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         (a) Ownership of OrbView Data and Standard Products and Value-Added Products Created by ORBIMAGE. DISTRIBUTOR agrees that (i) ORBIMAGE has sole and exclusive title to and ownership of all copyrights, trade secrets, patents, and other intellectual property rights in and to (A) the OrbView Data, (B) Standard Products contained in the OrbNet Archive, (C) Value-Added Products created by ORBIMAGE contained in the OrbNet Archive, and (D) any graphic or other representations of the foregoing (individually and collectively, "ORBIMAGE Intellectual Property"), and DISTRIBUTOR shall not have any rights of ownership therein, (ii) ORBIMAGE's copyright in OrbView Data shall arise upon the first fixation and creation of OrbView Data, which DISTRIBUTOR agrees shall occur upon generation thereof by the High-Resolution Satellites, and (iii) to the maximum extent permitted by applicable law, all issues, disputes and claims between ORBIMAGE and DISTRIBUTOR arising out of or relating to copyrights, trade secrets, patents, and other intellectual property rights in ORBIMAGE Intellectual Property shall be governed by the laws of the United States of America and/or the Commonwealth of Virginia, as applicable. DISTRIBUTOR hereby acknowledges that the national origin of all ORBIMAGE Intellectual Property, shall be deemed to be the United States of America.

         (b) Copyright License; Ownership of Value-Added Products Created by DISTRIBUTOR.

                  (i) Copyright License. During the term hereof and subject to the territorial limitations set forth in Section 2(a) of this Agreement, ORBIMAGE hereby grants to DISTRIBUTOR a non-exclusive, royalty-free, fully paid-up license to use, reproduce, distribute, perform and display publicly the OrbView Data and/or any graphic or other representations (whether in the form of Standard Products or Value-Added Products), and to make derivative works thereof, on the terms and conditions set forth in this Agreement. ORBIMAGE shall not own the media on which Standard Products or Value-Added Products are recorded. DISTRIBUTOR shall own the media on which OrbView Data is recorded by DISTRIBUTOR.

                  (ii) Ownership of Value-Added Products Created by DISTRIBUTOR. ORBIMAGE agrees that DISTRIBUTOR has sole and exclusive title to and ownership of all copyrights, trade secrets, patents, and other intellectual property rights in the Value-Added Products it creates hereunder based upon Standard Products or Value-Added Products, and in any graphic or other representations thereof, subject to ORBIMAGE's or its other distributor's and licensee's copyright and other intellectual property rights in the preexisting (i) OrbView Data, (ii) Standard Products and/or (iii) Value-Added Products, as applicable, which DISTRIBUTOR incorporates in such Value-Added Products created by DISTRIBUTOR.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         (c) Non-Circumvention. DISTRIBUTOR agrees that ORBIMAGE may, at any time during the term of this Agreement, adopt technological systems for the purpose of preventing or reducing unauthorized reproduction of the OrbView Data, including, but not limited to, inclusion of a "digital watermark" system. DISTRIBUTOR agrees not to circumvent such systems or to assist or encourage others to circumvent such systems.

         (d) Trademark Ownership and License.

                  (i) Ownership. DISTRIBUTOR agrees that ORBIMAGE has sole and exclusive title to the ORBIMAGE Trademarks, and that DISTRIBUTOR shall not have any rights of ownership therein. DISTRIBUTOR further agrees that all good will associated with the use of the ORBIMAGE Trademarks, whether developed by ORBIMAGE, DISTRIBUTOR or ORBIMAGE's other distributors and licensees, shall be owned by, and shall inure to the benefit of, ORBIMAGE. Except as provided in Section 3(k), upon the expiration or termination of this Agreement, DISTRIBUTOR shall immediately cease all display, advertising and use of all ORBIMAGE Trademarks, trade names, logos and designations and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any ORBIMAGE Trademarks, trade names, logos and designations.

                  (ii) License. During the term hereof and subject to the territorial limitations set forth in Section 2(a) of this Agreement, ORBIMAGE hereby grants to DISTRIBUTOR a non-exclusive, royalty-free, fully paid-up license to use the ORBIMAGE Trademarks in connection with the advertising, promotion and sale of OrbView Data and graphic representations thereof, including, without limitation, Standard Products, Value-Added Products and OrbView Images, on the terms and conditions set forth in this Agreement. DISTRIBUTOR further agrees that
         (i) ORBIMAGE may, in its sole discretion, require that one or more of the ORBIMAGE Trademarks be reproduced or "burned in" on all copies of Standard Products produced by DISTRIBUTOR, and (ii) ORBIMAGE may, in its sole discretion, register the ORBIMAGE Trademarks in any country or jurisdiction within the Territory, and that DISTRIBUTOR shall cooperate with ORBIMAGE in such registration to the extent reasonable. ORBIMAGE shall reimburse DISTRIBUTOR's reasonable out-of-pocket expenses incurred in connection therewith.

         (e) Legend.

                  (i) Standard Products and Value-Added Products Created by ORBIMAGE. DISTRIBUTOR shall (A) print in a noticeable fashion the following notice on all copies received by it hereunder of (1) OrbView Data, (2) Standard Products, and (3) Value-Added Products created by ORBIMAGE, and (B) require its customers to agree in accordance with
         Section 2(d) hereof that they

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION will print in a noticeable fashion the following notice on all copies of such Standard Products and Value-Added Products generated by such customers from Standard Products and Value-Added Products provided to them in data form:

                  "(C) [year of reception] Orbital Imaging Corporation. All Rights Reserved."

                  (ii) Other Value-Added Products. DISTRIBUTOR shall (A) print in a noticeable fashion the following notice on all copies of (i) Value-Added Products it creates hereunder, and (ii) Value-Added Products it obtains from the OrbNet Archive which were created by other ORBIMAGE distributors and licensees, and (B) require its customers to agree that they will print in a noticeable fashion the following notice on all copies of Value-Added Products generated by such customers from such Value-Added Products provided to them in data form:

                  "Produced under license from, and contains copyrighted material of, Orbital Imaging Corporation. All Rights Reserved."

         (f) Obligation to Protect. DISTRIBUTOR agrees to use commercially reasonable efforts to protect ORBIMAGE's proprietary rights in (i) the Standard Products and Value-Added Products, (ii) the ORBIMAGE Trademarks, and (iii) any other ORBIMAGE intellectual property rights related thereto, in a manner consistent with this Section 7, and to cooperate in ORBIMAGE's reasonable efforts to protect such proprietary rights. DISTRIBUTOR agrees to promptly notify ORBIMAGE in writing of any known or suspected breach of any such proprietary rights that come to DISTRIBUTOR's attention.

         (g) Indemnification for Infringement.

                  (i) Subject to the limitations set forth in this Section 7(g), ORBIMAGE agrees to indemnify and hold harmless DISTRIBUTOR from and against all claims, demands, complaints, actions and liabilities resulting or arising from any claim of any third party (not including any affiliates of DISTRIBUTOR) based on the allegation that the Standard Products and/or Value-Added Products supplied by ORBIMAGE hereunder infringe any U.S. or non-U.S. patent, trademark, trade secret or copyright of a third party, provided that DISTRIBUTOR (A) gives ORBIMAGE prompt written notice of any such claims, (B) allows ORBIMAGE to direct the defense and settlement of the claims, provided that the terms of any such settlement shall have been approved by DISTRIBUTOR, which consent shall not be unreasonably withheld, and (C) provides ORBIMAGE with the information and assistance reasonably necessary for the defense and settlement of the claim, at no cost to DISTRIBUTOR. All costs of such defense and the amount of any judgment, award or settlement that may result therefrom, shall be the sole responsibility of and shall be paid by ORBIMAGE. Notwithstanding the foregoing, the DISTRIBUTOR shall have the

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION right, at its sole expense, to appoint its own counsel to participate in such defense. In such event, ORBIMAGE shall instruct the counsel retained by ORBIMAGE to defend DISTRIBUTOR to cooperate with the DISTRIBUTOR's designated counsel. This indemnification obligation shall survive the expiration or termination of this Agreement for a period of two (2) years. If a final injunction is obtained in an action based on any such claim against DISTRIBUTOR's use of Standard Products and/or Value-Added Products by reason of such infringement, or if in ORBIMAGE's opinion such an injunction is likely to be obtained, ORBIMAGE may, at its sole option, either (X) obtain for DISTRIBUTOR the right to continue using the Standard Products and/or Value-Added Products, or (Y) replace or modify the Standard Products and/or Value-Added Products so that it becomes noninfringing.

                  (iii) Notwithstanding Section 7(g)(i), ORBIMAGE shall not be liable to DISTRIBUTOR for any claim to the extent that such claim arises from or is based upon the combination, manipulation, processing or use of any Standard Products and/or Value-Added Products by DISTRIBUTOR, the Subdistributors and/or the Value-Added Resellers in violation of this Agreement, or with equipment, data or programming not supplied by ORBIMAGE, or arising from any alteration or modification of Standard Products and/or Value-Added Products by DISTRIBUTOR, the Subdistributors and/or the Value-Added Resellers, including, without limitation, derivative works created therefrom.


SECTION 8. PAYMENT TERMS

                  (a) Sales of OrbView Images and Value-Added Products. DISTRIBUTOR agrees that it shall pay ORBIMAGE the fees set forth on Schedule 8(a) hereto in consideration of the sale (including any transfers or other dispositions, whether or not in exchange for consideration) of Standard Products and Value-Added Products hereunder.

                  (b) Guaranteed Annual Minimum; Suspension Period.

                  (i) Guaranteed Annual Minimum. In consideration of the
                      DISTRIBUTOR Reserved Satellite Capacity being provided to DISTRIBUTOR hereunder, DISTRIBUTOR shall pay ORBIMAGE the minimum annual amounts set forth in Schedule 8(b) hereto during each Operational Year commencing as of the Operational Date, which amounts shall be applied against amounts owed by DISTRIBUTOR to ORBIMAGE for sales of Standard Products and Value-Added Products hereunder (such amounts in each Operational Year being referred to herein as the "Guaranteed

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                        Annual Minimum"), subject to adjustment as provided in
                        Section 9 or suspension as provided in Sections 8(b)(ii) or (iii). DISTRIBUTOR shall not be required to pay the Guaranteed Annual Minimum with respect to the second High-Resolution Satellite until such satellite has successfully completed on-orbit check-out as determined by ORBIMAGE and is capable of downlinking OrbView Data to the Designated Earth Station in accordance with the performance specifications set forth in the Earth Station Agreement. The applicable Guaranteed Annual Minimum shall be paid in equal monthly installments during the term hereof. The first monthly installment of the applicable Guaranteed Annual Minimum shall be payable within thirty (30) days of (A) the end of the first month following the Operational Date, or (B) the date on which the second High-Resolution Satellite has successfully completed on-orbit check out and is capable of downlinking OrbView Data to the Designated Earth Station in accordance with the performance specifications set forth in the Earth Station Agreement, as applicable. Thereafter, subsequent monthly installments of the applicable Guaranteed Annual Minimum shall be payable in arrears no later than the first business day (i.e., a day on which banks are open for business in both Dulles, Virginia and Toulouse, France) of each succeeding month. Amounts owed to ORBIMAGE by SICorp. under the SICorp. Agreement shall be credited towards the Guaranteed Annual Minimum. DISTRIBUTOR shall be obligated to pay the applicable Guaranteed Annual Minimum due in each Operational Year (or shorter period if this Agreement is earlier terminated) even if the amounts due under Schedule 8(a) hereto for the sale of Standard Products and Value-Added Products during such period are less than the amount of the Guaranteed Annual Minimum otherwise due for such period.

                  (ii)  [*CONFIDENTIAL TREATMENT REQUESTED*]

                  (c) Payments for Sales of Standard Products and Value-Added Products.

                  (i) DISTRIBUTOR shall pay ORBIMAGE all amounts due pursuant to
         Schedule 8(a) on a quarterly basis within (30) days after the end of such quarter, less the amount of the Guaranteed Annual Minimum paid during such quarter. Each payment shall be accompanied by a written accounting setting forth the basis for such payment in reasonable detail, as well as such other information as ORBIMAGE shall reasonably request.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                  (ii) ORBIMAGE shall pay DISTRIBUTOR all amounts due pursuant to Schedule 8(a) on a quarterly basis within thirty (30) days after the end of such quarter. Each payment shall be accompanied by a written accounting setting forth the basis for such payment in reasonable detail, as well as such other information as DISTRIBUTOR shall reasonably request.

                  (iii) Each of ORBIMAGE and DISTRIBUTOR agree that they shall use commercially reasonable efforts to collect all amounts owed to them by their respective customers and licensees and which constitute Gross Revenues for purposes of calculating fees owed to the other based on Gross Revenues.

                  (d) Records. DISTRIBUTOR and ORBIMAGE shall keep accurate records of their respective activities that give rise to the payment requirements under this Agreement. Such records shall be in a form that is sufficient to demonstrate compliance with the provisions of this Agreement. This obligation shall survive two (2) years following termination of this Agreement.

                  (e) Audit Rights. ORBIMAGE and DISTRIBUTOR (the "Auditing Party") shall have the right to audit (under a duty of confidentiality) the other party's records (the "Audited Party") for the sole purpose of confirming any amounts payable by the Audited Party hereunder to the Auditing Party, by giving fifteen (15) days written notice to the Audited Party; provided that such audit rights shall be subject to any applicable national security limitations required by military, intelligence and defense customers, in which case the parties shall cooperate in good faith to meet the intent of this Section 8(e) in a manner consistent with the requirements of such national security limitations. The audit shall be carried out by the Auditing Party or its representatives. The Audited Party shall make its records available to the Auditing Party during normal business hours, within thirty (30) days of the Audited Party's receipt of the Auditing Party's written request. The Auditing Party shall complete its audit within fifteen (15) days of obtaining access to such records, and shall deliver its results to the Audited Party within thirty (30) days of the completion of the audit. The costs of the audit shall be borne by the Auditing Party, unless it is determined that the Audited Party has underpaid amounts due to the Auditing Party hereunder by more than five percent (5%), in which case the Audited Party shall pay for the cost of the audit. The Audited Party shall promptly pay any amounts determined to be owed as a result of such audit. This
Section 8(e) shall survive for two (2) years following termination of this Agreement.

         (f) Late Payments; Off-Set. All amounts due but remaining unpaid after payment is due under this Agreement shall bear interest until paid at the annual rate equal to the prime rate announced by Morgan Guaranty Trust Company of New York from time to time, plus two percent (2%) per annum, during the period of nonpayment. All payments required to be made by either party hereunder shall be made without off-set, adjustment or reduction of any kind, except as permitted by applicable law.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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SECTION 9. [*CONFIDENTIAL TREATMENT REQUESTED*]

SECTION 10. TERM; TERMINATION; EXTENSION OF TERM

         (a) Term. The term of this Agreement shall commence on the date of this Agreement and shall continue in effect for a period of five (5) years following the Operational Date, unless extended or earlier terminated in accordance with this Agreement, in which event the term shall end at the expiration of the applicable extension period or the effective date of the applicable termination, as the case may be.

         (b) Termination by ORBIMAGE. This Agreement may be terminated by ORBIMAGE at any time by written notice to DISTRIBUTOR after the occurrence of any of the following events of default:

                  (i) DISTRIBUTOR shall fail to pay the Guaranteed Annual Minimum or any other amount when due hereunder, or shall breach any of its representations, warranties, covenants or other obligations under this Agreement (other than breaches covered by Sections 10(g) or 10(i)), and such failure shall remain uncured for a period of thirty
         (30) days after receipt by DISTRIBUTOR of written notice thereof; or

                  (ii) DISTRIBUTOR shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets, initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise.

         In addition, ORBIMAGE shall have the right to terminate this Agreement as provided in Sections 10(d), 10(g), 10(h) and 10(i).

         (c) Termination by DISTRIBUTOR. This Agreement may be terminated by DISTRIBUTOR at any time by written notice to ORBIMAGE after the occurrence of any of the following events of default:

                  (i) ORBIMAGE shall fail to pay any amounts due to DISTRIBUTOR when due hereunder, or shall breach any of its representations, warranties, covenants or other obligations under this Agreement (other than breaches covered by Section 10(g) or 10(i)), and such failure shall remain uncured for a period of thirty (30) days after receipt by ORBIMAGE of written notice thereof; or

                  (ii) ORBIMAGE shall become insolvent, admit in writing its inability to pay its debts as they become due, make a general assignment for the benefit of creditors, suffer or permit the appointment of a receiver for its business or assets,

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION initiate or become subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or liquidate or wind up, voluntarily or otherwise.

         In addition, DISTRIBUTOR shall have the right to terminate this Agreement as provided in Sections 4(k), 8(b)(ii), 9(b)(v), 9(c)(iv), 9(d)(ii), 10(d), 10(g), 10(h) and 10(i).

         (d) Termination Due to DOC Disapproval; Termination of DOC License.

                  (i) Termination Due to DOC Disapproval. The parties acknowledge that this Agreement is subject to review and approval by the DOC. ORBIMAGE agrees that it shall submit this Agreement to the DOC promptly after its execution by the parties. This agreement shall automatically terminate with no further action required by either party and with no liability to either party if DOC disapproves the Agreement, or if DOC approval has not been received within ninety (90) days of the date of this Agreement, provided that ORBIMAGE shall refund to DISTRIBUTOR all amounts paid to ORBIMAGE by DISTRIBUTOR pursuant to the Earth Station Agreement within sixty (60) days of such termination.

                           (ii) Termination of DOC License. Subject to any permitted cure periods described in Section 10(i), this Agreement shall terminate automatically if the U.S. Government terminates the DOC License. In such event, the liability of the parties to each other from any such termination shall be governed solely by Section 10(i).

         (e) Termination of Subdistributor and Value-Added Reseller Agreements. In the event of the occurrence of the following events of default under a Subdistributor Agreement or Value-Added Reseller Agreement, ORBIMAGE shall have the right to require DISTRIBUTOR to immediately terminate such agreement if required in order for ORBIMAGE to remain in compliance with the DOC License: A Subdistributor or Value-Added Reseller shall breach any of its obligations contained in its Subdistributor Agreement or Value-Added Reseller Agreement, as applicable, comparable to those set forth in Sections 14(a) hereof. DISTRIBUTOR shall provide ORBIMAGE with prompt notice of any such breach of which it becomes aware.

         (f) Extension of Term. DISTRIBUTOR shall have an option to extend the term of this Agreement for an additional term of two (2) years, followed by an option to extend the term by additional term of three (3) years, by giving written notice to ORBIMAGE not less that twelve (12) months prior to the end of the then current term, provided, that the Guaranteed Annual Minimum during the additional terms shall be increased to (i) [*CONFIDENTIAL TREATMENT REQUESTED*] per Operational Year if only the OrbView-3 satellite is operational; (ii) [*CONFIDENTIAL TREATMENT REQUESTED*] per Operational Year if only the OrbView-4 satellite is

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION operational; and (iii) [*CONFIDENTIAL TREATMENT REQUESTED*] per Operational Year if both the OrbView-3 and OrbView-4 satellites are operational.

         (g) Violation of Exclusivity Provisions. Notwithstanding any contrary provision of this Agreement, ORBIMAGE and DISTRIBUTOR hereby agree as follows:

                  (i) ORBIMAGE may terminate this Agreement by written notice to DISTRIBUTOR in the event that DISTRIBUTOR (A) materially breaches its obligations as set forth in section 3(e)(i) hereof, and fails to cure such breach within a period of thirty (30) days after receipt by DISTRIBUTOR of written notice thereof, or (B) breaches its obligations as set forth in section 3(e)(ii) hereof.

                  (ii) DISTRIBUTOR may terminate this Agreement by written notice to ORBIMAGE in the event that ORBIMAGE materially breaches its obligations as set forth in sections 4(b) or 4(d) hereof, and fails to cure such breach within a period of thirty (30) days after receipt by ORBIMAGE of written notice thereof.

                  (iii) If either ORBIMAGE or DISTRIBUTOR terminates this Agreement pursuant to this Section 10(g) (for purposes of this Section 10(g), a "terminating party"), the breaching party shall be liable to the terminating party for any actual damages suffered by such terminating party as a result of such breach, including, without limitation, any foreseeable lost profits, documented to the breaching party's reasonable satisfaction, to the extent not specifically covered by the terminating party's insurance, up to a maximum aggregate amount of [*CONFIDENTIAL TREATMENT REQUESTED*].

                  (h) Cross Default. ORBIMAGE and DISTRIBUTOR hereby agree as follows:

                  (i) If either party (or such party's trustee in bankruptcy) is permitted to terminate, and so terminates, the Earth Station Agreement, this Agreement shall automatically terminate without any further action required by either party, effective as of the termination date of the Earth Station Agreement.

                  (ii) If either party (or such party's trustee in bankruptcy) is permitted to terminate, and so terminates, this Agreement, the Earth Station Agreement shall automatically terminate without any further action required by either party, effective as of the termination date of this Agreement.

                  (iii) If this Agreement and the Earth Station Agreement are terminated pursuant to Sections 10(h)(i) or 10(h)(ii) above, the SICorp. Agreement shall automatically terminate without any further action required by either party, effective as of the termination date of said agreements.

                           ORBITAL IMAGING CORPORATION
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                  (iv) ORBIMAGE and DISTRIBUTOR agree that they shall each
         execute such documents and take such actions as are required to effectuate the intent of this Section 10(h).

                  (i) [*CONFIDENTIAL TREATMENT REQUESTED*]

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         (j) Effective Date of Notices. Any party entitled to terminate this Agreement may give notice of termination to the other party specifying the effective date thereof, which shall not be less than thirty (30) days from the date of such notice, except as otherwise specifically set forth herein.

         (k) Effect of Termination. In the event of the termination of this Agreement by either party as permitted by this Agreement, effective on the effective date of such termination, neither party shall have any obligation or liability to the other party of any nature whatsoever except as otherwise expressly provided in this Agreement.

         (l) Return of Licensed Technology. DISTRIBUTOR shall immediately return all proprietary software and hardware which ORBIMAGE or its affiliates licensed to DISTRIBUTOR pursuant to the Earth Station Agreement at the expiration of the term of this Agreement or any termination of this Agreement; provided, however, that DISTRIBUTOR shall be entitled to keep any such proprietary software and hardware necessary to continue selling Standard Products and Value-Added Products contained in the Distributor Archive pursuant to Section 3(k).

                           ORBITAL IMAGING CORPORATION
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         (m) Termination Payments. Any amount becoming due hereunder to any party as a result of termination of this Agreement shall be paid to such party no later than sixty (60) days following the effective date of such termination.

         (n) Ratification and Approval; Exclusive Dealing.

                  (i) Each of ORBIMAGE and DISTRIBUTOR acknowledge and agree that this Agreement, the Earth Station Agreement and the SICorp. Agreement shall not enter into legal effect if (A) ORBIMAGE's Board of Directors has not ratified and approved this Agreement, the Earth Station Agreement and the SICorp. Agreement on or before August 20, 1999, which approval shall be expressly contingent upon the DISTRIBUTOR's Board of Directors approving this Agreement and the Earth Station Agreement on the exact terms and condition set forth herein and therein; or (B) DISTRIBUTOR's Board of Directors has not ratified and approved (i) the [*CONFIDENTIAL TREATMENT REQUESTED*] liability cap applicable to DISTRIBUTOR and ORBIMAGE set forth in Sections 10(g) and 10(i) hereof, and (ii) the eighteen (18) month deadline for the delivery of the Designated Earth Station set forth in Exhibit B,
         Section 5 of the Earth Station Agreement, on or before September 30, 1999. In the event that the foregoing conditions have not been satisfied, this Agreement, the Earth Station Agreement and the SICorp. Agreement shall automatically terminate without any liability to either party and without any further action being required of either party.

                  (ii) DISTRIBUTOR hereby agrees that from the date of this Agreement through September 30, 1999 (or August 20, 1999, if earlier terminated pursuant to the foregoing paragraph), it shall not, directly or indirectly, through any employee, officer, agent, representative or otherwise, make offers to, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of, any Person for DISTRIBUTOR to become a distributor of panchromatic satellite imagery with resolution equal to or better than two (2) meters and/or multispectral satellite imagery with resolution equal to or better than four (4) meters in the Territory and/or the countries outside of the Territory in which DISTRIBUTOR has non-exclusive distribution rights hereunder. Notwithstanding anything in Section 10(n)(i) above to the contrary, DISTRIBUTOR further agrees that this Section 10(n)(ii) is the legally binding agreement of DISTRIBUTOR.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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                  (iii) ORBIMAGE hereby agrees that from the date of this
         Agreement through September 30, 1999 (or August 20, 1999, if earlier terminated pursuant to the foregoing paragraph), it shall not, directly or indirectly, through any employee, officer, agent, representative or otherwise, make offers to, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of, any Person for such Person to become a distributor of Standard Products and/or Value-Added Products in the Territory. Notwithstanding anything in Section 10(n)(i) above to the contrary, ORBIMAGE further agrees that this Section 10(n)(iii) is the legally binding agreement of ORBIMAGE.

SECTION 11. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         (a) Representations and Warranties. Each of ORBIMAGE and DISTRIBUTOR represents and warrants to the other as follows:

                  (i) Such party is duly organized and in good standing under the laws of its jurisdiction of organization and in each other jurisdiction where such organization or good standing is required for the performance of this Agreement;

                  (ii) Such party has the power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of the Agreement by such party has been duly authorized by all necessary action;

                  (iii) The Agreement has been duly executed and delivered by such party and constitutes a legally valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

                  (iv) Such party's entry into and performance under this Agreement does not violate any its certificate of incorporation, bylaws or similar constituent documents, or any law, rule or regulation, judicial, administrative or executive order, or contractual commitment by which such party or its assets is bound.

         (b) Indemnification. Except as otherwise set forth in Section 7(g), each of ORBIMAGE and DISTRIBUTOR (each, an "Indemnifier") agrees to indemnify and hold harmless the other (the "Indemnitee") from and against all claims, demands, complaint, action or liabilities (including reasonable attorneys' fees) asserted by third parties (not including any affiliates of the Indemnitee) against the Indemnitee arising out of or in connection with the Indemnifier's breach of this Agreement or any representations, warranties, covenants or agreements contained herein, provided that the Indemnitee (i) gives the Indemnifier prompt written notice of any such claims, demands, complaint, action or liabilities; (ii) allows the Indemnifier to direct the defense and settlement of the claims, provided that the terms of any such settlement shall have been approved by

                           ORBITAL IMAGING CORPORATION
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DISTRIBUTOR, which consent shall not be unreasonably withheld; and (iii)
provides the Indemnifier with the information and assistance reasonably necessary for the defense and settlement of the claim, at no cost to the Indemnitee. All costs of such defense and the amount of any judgment, award or settlement that may result therefrom, shall be the sole responsibility of and shall be paid by the Indemnifier. Notwithstanding the foregoing, the Indemnitee shall have the right, at its sole expense, to appoint its own counsel to participate in such defense. In such event, the Indemnifier shall instruct the counsel retained by the Indemnifier to defend the Indemnitee to cooperate with the Indemnitee's designated counsel. This indemnification obligation shall survive the expiration or termination of this Agreement for a period of two (2) years.

SECTION 12. LIMITED WARRANTY; LIMITATION OF LIABILITY

         (a) Limited Warranty.

                  (i) ORBIMAGE hereby warrants to DISTRIBUTOR that any Standard Products and/or Value-Added Products supplied by ORBIMAGE to DISTRIBUTOR from the OrbNet Archive for sale will, for ninety (90) days from the date of delivery to DISTRIBUTOR, be free from defects in media and conform to the supplier's specifications when used on appropriate computer hardware.

                  (ii) DISTRIBUTOR hereby warrants to ORBIMAGE that any Standard Products and/or Value-Added Products supplied by DISTRIBUTOR to ORBIMAGE from the Distributor Archive for sale will, for ninety (90) days from the date of delivery to ORBIMAGE, be free from defects in media and conform to the supplier's specifications when used on appropriate computer hardware.

         (b) DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 12(A), EACH OF DISTRIBUTOR AND ORBIMAGE HEREBY ACKNOWLEDGE AND AGREE THAT THE OTHER PARTY HAS NOT MADE NOR SHALL IT BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND SERVICES BEING PROVIDED BY DISTRIBUTOR AND ORBIMAGE, AS THE CASE MAY BE, HEREUNDER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF DISTRIBUTOR AND ORBIMAGE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, ARISING BY LAW, COURSE OF PERFORMANCE, CUSTOM OR USAGE IN THE TRADE OR OTHERWISE, WITH RESPECT TO ANY PRODUCTS OR SERVICES TO BE PROVIDED BY SUCH PARTY HEREUNDER, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. Without limitation of the foregoing, neither DISTRIBUTOR nor ORBIMAGE represent or warrant that the services and

                           ORBITAL IMAGING CORPORATION
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products to be provided by them hereunder shall be provided free of omissions, errors delays or interruptions.

         (c) Warranties by Parties. Neither DISTRIBUTOR nor ORBIMAGE shall make any warranties, representations or guarantees, whether written or oral, on the other party's behalf.

         (d) Limitation of Liability of ORBIMAGE. EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS 4(K), 7(G), 8(B)(II), 8(B)(III), 9(B)(V), 9(C)(IV), 9(D)(II),
10(D), 10(G) AND 10(I), ORBIMAGE'S ENTIRE LIABILITY TO DISTRIBUTOR FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS, EXPENSES OR OTHER LIABILITIES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES, INCURRED BY DISTRIBUTOR IN CONNECTION WITH ORBIMAGE'S PRODUCTION AND DELIVERY OF ORBVIEW DATA, STANDARD PRODUCTS AND/OR VALUE-ADDED PRODUCTS TO DISTRIBUTOR HEREUNDER SHALL, IN EACH INSTANCE, BE LIMITED TO THE FEES ACTUALLY PAID BY DISTRIBUTOR FOR SUCH ORBVIEW DATA, STANDARD PRODUCTS AND/OR VALUE-ADDED PRODUCTS. Nothing in this Section 12(d) shall be interpreted to limit or restrict DISTRIBUTOR's right to receive damages from ORBIMAGE under Sections 4(k), 7(g), 8(b)(ii), 8(b)(iii), 9(b)(v), 9(c)(iv), 9(d)(ii), 10(g) or (10)(i) hereof.

         (e) Limitation of Liability of DISTRIBUTOR. EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS 10(G), AND 10(I) HEREOF, DISTRIBUTOR'S ENTIRE LIABILITY TO ORBIMAGE FOR ANY AND ALL CLAIMS, DAMAGES, LOSSES, COSTS, EXPENSES OR OTHER LIABILITIES OF ANY NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES, INCURRED BY ORBIMAGE IN CONNECTION WITH DISTRIBUTOR'S PRODUCTION AND DELIVERY OF ORBVIEW DATA, STANDARD PRODUCTS AND/OR VALUE-ADDED PRODUCTS TO ORBIMAGE HEREUNDER SHALL, IN EACH INSTANCE, BE LIMITED TO THE FEES ACTUALLY PAID BY ORBIMAGE FOR SUCH ORBVIEW DATA, STANDARD PRODUCTS AND/OR VALUE-ADDED PRODUCTS. Nothing in this Section 12(e) shall be interpreted to limit or restrict ORBIMAGE's right to receive damages from DISTRIBUTOR under Sections 10(g) and 10(i) hereof.

         (f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ORBIMAGE OR DISTRIBUTOR HAVE ANY LIABILITY OR OBLIGATION TO THE OTHER OR THEIR RESPECTIVE CUSTOMERS UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT, BUSINESS INTERRUPTION, OR FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES HEREUNDER, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF ORBIMAGE OR DISTRIBUTOR, AS THE CASE MAY BE, HAS BEEN ADVISED

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION
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OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS OTHERWISE PROVIDED IN SECTIONS
10(G) AND 10(I).

SECTION 13. DISPUTE RESOLUTION; ARBITRATION

         (a) Dispute Resolution. ORBIMAGE and DISTRIBUTOR agree that if any controversy, claim or dispute (a "Dispute") arises from time to time between the parties in respect of this Agreement or either party's performance hereunder, then the following course of action shall be initiated in order to amicably resolve such Dispute: Either party may notify the other party of the Dispute, which notice shall describe the Dispute in reasonable detail. Promptly after the other party's receipt of said notice, a designated representative of each of the parties shall attempt to amicably resolve the Dispute. If the designated representatives are unable to resolve such Dispute within ten (10) days of the other party's receipt of said notice, the Dispute shall be referred to a panel consisting of a delegate from each party (the "Special Panel"), who shall be a senior manager or vice president of the applicable party. The Special Panel shall meet within five (5) days of the end of said 10-day period. If the Special Panel is unable to resolve the Dispute within ten (10) days of the date on which it first meets, or such longer period as may be mutually agreed, the dispute shall be declared irreconcilable and will proceed to binding arbitration in accordance with the procedures set forth in Section 13(b).

         (b) Arbitration. The parties hereto agree that the sole and exclusive method for resolving any Disputes which cannot be amicably settled by the parties pursuant to Section 13(a) shall be by final and binding arbitration administered by the American Arbitration Association ("AAA"), in accordance with the International Arbitration Rules of the AAA then in effect, to the extent not modified by this Section 13. The arbitral tribunal shall be composed of three
(3) arbitrators.

                  (i) If the Special Panel is unable to resolve the Dispute as described in Section 13(a), the Special Panel shall initiate arbitration hereunder by written notice to the AAA, which notice shall include the appointment of each party's arbitrator. Such notice shall be sent to the AAA's International Center located at 140 West 51st Street, New York, New York 10020-1203 within ten (10) days of the date on which the Dispute is declared irreconcilable. Within ten (10) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator, who shall be expert in satellite remote sensing systems and shall act as the chairman of the arbitral tribunal (the "Chairman").

                  (ii) If the Special Panel fails to initiate arbitration as provided in 13(b)(i), either party may commence arbitration hereunder by written notice to the AAA (at the address above) and the other party, which notice shall include the appointment of such party's arbitrator. The other party shall appoint its arbitrator within ten
         (10) days of its receipt of said notice. If such party fails to appoint its arbitrator within such time period, the AAA shall appoint the second arbitrator.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         Within fifteen (15) days of the appointment of the second arbitrator, the two arbitrators shall appoint the third arbitrator who shall act as the Chairman.

                  (iii) If the two arbitrators are unable to agree on the third arbitrator within the specified time period in Section 13(b)(i) or 13(b)(ii), as applicable, the AAA shall appoint the third arbitrator.

                  (iv) The arbitration shall be conducted in English and shall be held in Washington, D.C. Judgment upon any award rendered by the arbitrators may be entered in any U.S. or non-U.S. court having jurisdiction over the matter. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom an award is enforced shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

                  (v) TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES WAIVE ALL REQUIREMENTS AS TO PERSONAL JURISDICTION WITH RESPECT TO ANY JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD OR ANY JUDICIAL PROCEEDING TO ENFORCE THIS SECTION 13.

         (c) Consolidation of Disputes. In the event that one or more Disputes arise under each of this Agreement and the Earth Station Agreement, such Disputes shall be consolidated and addressed simultaneously under the procedures set forth in this Section 13.

         (d) Continuing Obligations. The existence of any Dispute between the parties, whether or not the same is the subject of a dispute resolution or arbitration proceeding described in Sections 13(a) or 13(b), shall not relieve the parties of their obligations under this Agreement or the Earth Station Agreement in the event of a consolidation of Disputes, except as specifically provided in the Earth Station Agreement.

         (e) Injunctive Relief. Notwithstanding Sections 13(a) and 13(b), DISTRIBUTOR agrees that if it breaches the provisions of Section 7, and each of ORBIMAGE and DISTRIBUTOR agree that if it violates the provisions of Section 15(o), the non-breaching party would be irreparably injured and that the remedies available under this Section 13 or at law for such breach would be inadequate. In such event, each of ORBIMAGE and DISTRIBUTOR agree that the non-breaching party shall be entitled to temporary or other injunctive relief, including, without limitation, specific performance, without necessity of proving monetary damages or posting a bond, pending final resolution of the matter in accordance with this Section 13.

SECTION 14. COMPLIANCE WITH LAWS

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         (a) DOC License.

                  (i) DISTRIBUTOR acknowledges that this Agreement is subject to the terms and conditions of the DOC License. Without limitation of the foregoing, the DOC License requires ORBIMAGE to operate the High Resolution Satellites in a manner that preserves the United States national security and observes international obligations and foreign policies of the United States and that DISTRIBUTOR abide by the terms and conditions of the DOC License addressing United States national security, international obligations and foreign policies.

                  (ii) In order to ensure ORBIMAGE's compliance with the DOC License, DISTRIBUTOR hereby agrees that it shall abide by the terms and conditions of the DOC License addressing United States national security and international obligations and foreign policies. In addition, DISTRIBUTOR agrees to abide by all other terms and conditions of the DOC License applicable to the DISTRIBUTOR, and any other obligations applicable to the DISTRIBUTOR that may be imposed by the United States Government from time to time pursuant to the DOC License. Without limitation of the foregoing, in order to ensure DISTRIBUTOR's compliance with the foregoing, the DOC requires that DISTRIBUTOR agree as follows: DISTRIBUTOR hereby agrees that it shall not sell, distribute, transmit or otherwise distribute any Standard Products or Value-Added Products to (i) any Person who is headquartered in, organized under the laws of or a citizen of any country on the U.S. State Department list of terrorist countries, (ii) any Person who is subject to sanctions administered by OFAC, including, without limitation, Persons who are designated by OFAC from time to time as "Specially Designated Nationals or Blocked Persons," or (iii) any Person who under U.S. laws, regulations or orders is otherwise prohibited from receiving such products.

                  (iii) ORBIMAGE will provide DISTRIBUTOR with prompt written notice of any amendments or other changes to the DOC License affecting DISTRIBUTOR's rights or obligations under this Agreement.

         (b) Compliance with U.S. and Other Laws. Each of ORBIMAGE and DISTRIBUTOR shall comply in all material respects with all applicable laws, rules and regulations of all applicable United States, French or other foreign governmental authorities, and all applicable international agreements, in the performance of their respective obligations hereunder. DISTRIBUTOR shall endeavor to provide ORBIMAGE with timely notice of all changes in French law or the laws of any other countries in the Territory applicable to ORBIMAGE's performance of, or which affect ORBIMAGE's rights under, this Agreement, it being agreed that such notices are solely for informational purposes and ORBIMAGE shall remain ultimately responsible for knowledge of, and compliance with, any such changes. ORBIMAGE shall endeavor to provide DISTRIBUTOR with timely notice of all changes in U.S. law (other than

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION changes to the DOC License, which are covered by Section 14(a)(iii) above) applicable to DISTRIBUTOR's performance of, or which affect DISTRIBUTOR's rights under, this Agreement, including, without limitation, any changes to the OFAC prohibited countries and Persons described in Section 14(a)(ii) hereof, it being agreed that such notices are solely for informational purposes and DISTRIBUTOR shall remain ultimately responsible for knowledge of, and compliance with, any such changes.

         (c) Export Control and Munitions Regulations. DISTRIBUTOR acknowledges that ORBIMAGE is subject to United States Arms Export Control Act and International Traffic In Arms Regulations (22 U.S.C. Section 275 et seq., 22 C.F.R. Part 120, et seq.) and other laws and regulations which govern the export of certain technology related to the transmission and receipt of OrbView Data ("Export Control Laws"). DISTRIBUTOR agrees that it shall comply with all applicable Export Control Laws and shall not do any act or take any action which will cause ORBIMAGE to violate the Export Control Laws.

         (d) Permits. Each party shall be solely responsible for securing any permits or licenses it may need to fulfill its obligations under this Agreement. Without limitation of the foregoing, ORBIMAGE shall be solely responsible for securing any permits or licenses it may need to export deliverables from the United States under this Agreement and DISTRIBUTOR shall be solely responsible for securing any permits or licenses it may need to import deliverables under this Agreement into the Territory.

         (e) Changes in Law.

                  (i) U.S. Law. In the event of any change in any applicable U.S. laws, rules or regulations, including, without limitation, the DOC License and the Land Remote Sensing Policy Act, which have a material adverse commercial impact on DISTRIBUTOR's rights under this Agreement, ORBIMAGE and DISTRIBUTOR will use commercially reasonable efforts, consistent with U.S. law and the DOC License, to minimize the adverse commercial impact of any such changes.

                  (ii) French Law. In the event of any change in any applicable French laws, rules or regulations which have a material adverse commercial impact on ORBIMAGE's rights under this Agreement, ORBIMAGE and DISTRIBUTOR will use commercially reasonable efforts, consistent with French law, to minimize the adverse commercial impact of any such changes.

SECTION 15. MISCELLANEOUS

         (a) Notices. All notices given under this Agreement must be in writing and must be given by (i) hand delivery, (ii) by a recognized international overnight courier guaranteeing at least three-day delivery or (iii) by registered or certified mail, return receipt requested, postage prepaid, to:

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                  ORBIMAGE:
                           ORBIMAGE
                           21700 Atlantic Boulevard
                           Dulles, VA 20166
                           Telephone: (703) 406-5409
                           Facsimile:  (703) 406-5552
                           Attention:  Steven M. Cox

                  DISTRIBUTOR:
                           Spot Image
                           5 rue de Satellites
                           BP 4359
                           F-31030 Toulouse Cedex 4 - France
                           Telephone:  33-(0)5-62-19-40-01
                           Facsimile: 33-(0)5-62-19-40-11
                           Attention:  President - Directeur General

All such notices shall be deemed to have been duly given on the date of receipt
(i) as indicated on the return receipt, if sent by mail, (ii) if sent by international courier, as indicated in the records of the international courier company, or (iii) if given by hand, on the date of actual receipt.

         (b) Successors and Assigns. This Agreement shall be binding upon the parties hereto, their successors and permitted assigns. Neither party may assign (by operation of law or otherwise) this Agreement nor any interests or duties of such party hereunder without the express written consent of the other party.

         (c) Entire Agreement. This Agreement and the Earth Station Agreement, including the exhibits, schedules and other attachments hereto and thereto, contain the entire understanding between DISTRIBUTOR and ORBIMAGE and supersedes all prior written and oral understandings relating to the subject hereof and thereof. Any modification or amendment of this Agreement (including the attachments hereto) must be in writing and signed by both parties.

         (d) Governing Law and Jurisdiction. This Agreement and any and all claims, controversies or disputes arising under this Agreement or related to the subject matter hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict of law rules thereof or the Convention on Contracts for the International Sale of Goods.

         (e) Waiver of Sovereign Immunity. Each party hereto (including any assignee or party assuming any rights or obligations under this Agreement) unconditionally and irrevocably:

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                  (i) agrees that the execution, delivery and performance by it of this Agreement constitutes private and commercial acts rather than public or governmental acts;

                  (ii) agrees that should any legal proceedings be brought against it or its assets in relation to this Agreement or any transaction contemplated by this Agreement no immunity (sovereign or otherwise) from such legal proceedings shall be claimed by or on behalf of itself or with respect to its assets, to the maximum extent permitted by law;

                  (iii) to the maximum extent permitted by law, waives any such right of immunity (sovereign or otherwise) which it or its assets now has or may acquire in the future; and

                  (iv) consents in respect of the enforcement of any judgment against it in any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, to the maximum extent permitted by law, the making, enforcement or execution against or in respect of any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

         (f) Force Majeure. Except as provided in Section 10(i), Section 4(k) or elsewhere in this Agreement, neither party shall be held responsible for failure or delay in performance, delivery or data transmission if such failure or delay is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other cause of a similar nature that is beyond its control. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 13.

         (g) Costs. Except as otherwise expressly set forth herein, each party shall bear its own costs and expenses incident to the negotiation and performance of this Agreement.

         (h) Waiver. It is understood and agreed that no failure or delay by ORBIMAGE or DISTRIBUTOR in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

         (i) Survival. DISTRIBUTOR's and ORBIMAGE's obligation to pay all amounts due hereunder which accrued prior to the expiration of the term or termination

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION of this Agreement, as well as their respective obligations under Sections 3(k), 7(a), 7(b)(ii), 7(d)(i), 12, 13, 15(d), 15(e) and 15(f), shall survive indefinitely after the expiration of the term or any termination of this Agreement. Sections 3(j) and 4(h) shall survive for a period of six (6) months after the expiration of the term or any termination of this Agreement. Sections 7(g), 8(d), 8(e), 11(b) and 15(o) shall survive for a period of two (2) years after the expiration of the term or any termination of this Agreement.

         (j) Severability. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

         (k) Headings; Appendixes. Headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The appendixes, exhibits and schedules described in this Agreement and attached hereto are an integral part hereof and are incorporated herein by this reference.

         (l) Independent Contractors. DISTRIBUTOR and ORBIMAGE are independent contractors to one another, neither party has the authority to bind the other in any way or to any third party, and nothing in this Agreement shall be construed as granting other party the right or authority to act as a representative, agent or employee of the other or shall be deemed to create a partnership or joint venture between the parties.

         (m) Agreement and Communications in English. The parties agree that this Agreement, and all communications, notices or any written material to be provided by ORBIMAGE to DISTRIBUTOR or by DISTRIBUTOR to ORBIMAGE hereunder, shall be in the English language, and the parties hereby waive their rights, if any, to require that this Agreement, or any communications, notices or written materials provided hereunder, be in the French language.

         (n) Payments. All payments due and payable to either party hereunder shall be paid in U.S. Dollars in immediately available funds to the bank account specified by such party in writing from time to time.

         (o) Confidentiality. In the course of performing their respective obligations hereunder, each of DISTRIBUTOR and ORBIMAGE may receive proprietary information of the other party which will be nonpublic and confidential ("Confidential Information"). Each of DISTRIBUTOR and ORBIMAGE agrees that (i) it shall keep the Confidential Information of the other in strictest confidence using at least the same degree of care as it uses to protect its own proprietary and confidential information and in no event less than a reasonable degree of care under the circumstances; (ii) it shall not disclose any Confidential Information of the other to any Person, except its employees who need to know such information for the performance of their duties in connection with this Agreement and who have agreed in writing prior to receipt of such Confidential Information to receive such information under terms at least as restrictive as those set forth in this Agreement; and (iii) it shall not use the Confidential Information for any purpose other than as permitted by this Agreement. Confidential Information shall not

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION include information that (A) is generally available to the public at the time of disclosure; (B) after disclosure becomes generally available to the public, other than as a result of a disclosure to the public in breach of this Agreement; (C) is lawfully obtained by the receiving party on a non-confidential basis from a source other than the disclosing party prior to its receipt of the Confidential Information from the disclosing party; or (D) is independently developed by employees or other representatives of the receiving party. This
Section 15(o) shall not prevent the parties from submitting this Agreement and/or a summary of its terms to their respective national authorities, including, with respect to ORBIMAGE, the DOC and the U.S. Securities and Exchange Commission.

         (p) No Third Party Beneficiaries. Nothing expressed or referred to herein shall be construed or interpreted to give any Person other than the parties to this Agreement, including, without limitation, the Subdistributors and the Value-Added Resellers, any legal, equitable or other right, remedy or claim under or with respect to this Agreement.

         (q) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                            ORBITAL IMAGING CORPORATION


                                            By:
                                               ---------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                                            SPOT IMAGE

                                            By:
                                               ---------------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                    EXHIBIT 1
                                   DOC License

[*CONFIDENTIAL TREATMENT REQUESTED*]

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                 EXHIBIT 2(c)(i)
              Pass Through Provisions for Subdistributor Agreements

Your rights are subject to the following conditions, all of which are expressly accepted by you. You acknowledge that any failure by you to comply with any of the following conditions can result, at our election, in termination of your rights, without notice and without compensation.

1. You understand that your rights are geographically limited to customers located in [define territory within Territory]. Your rights are [exclusive/non-exclusive].

2. You agree to require each of your customers to agree as follows (by written or "shrink-wrap" agreement acceptable to us):

     2.1 The customer will use the [Standard Products] solely for internal purposes; and

     2.2 The customer will not sell, transfer, license or otherwise distribute the [Standard Products] or any rights therein to any third party.

3. You acknowledge that the [Standard Products] contain OrbView Data, and/or intellectual property derived from OrbView Data, which is the property of Orbital Imaging Corporation ("ORBIMAGE"). You agree that all copies of the [Standard Products] will bear the following legend:

          "(C) [year of reception] Orbital Imaging Corporation. All Rights Reserved."

4. You acknowledge that ORBIMAGE has granted no warranty with respect to the [Standard Products] and assumes no liability to you or your customers.

5. You acknowledge that your right to distribute the [Standard Products] is subject to your compliance with the applicable terms and conditions of a U.S. Government license issued to ORBIMAGE. You further agree that you will comply with all applicable provisions of U.S. law in connection with your distribution of the [Standard Products].


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                EXHIBIT 2(c)(II)
           Pass Through Provisions for Value-Added Reseller Agreements

Your rights are subject to the following conditions, all of which are expressly accepted by you. You acknowledge that any failure by you to comply with any of the following conditions can result, at our election, in termination of your rights, without notice and without compensation.

1. You understand that your rights are geographically limited to customers located in [define territory, which can include any country in the world except Japan]. Your rights are [exclusive/non-exclusive].

2. You acknowledge that the [Standard Products and Value-Added Products] contain OrbView Data and/or intellectual property derived from OrbView Data, which is the property of Orbital Imaging Corporation ("ORBIMAGE"). You agree that all copies of [Value-Added Products created using Standard Products] will bear the following legend:

         "Produced under license from, and contains copyrighted material of, Orbital Imaging Corporation. All Rights Reserved."

4. You acknowledge that ORBIMAGE has granted no warranty with respect to the [Standard Products or Value-Added Products] and assumes no liability to you or your customers.

5. You acknowledge that your right to create and/or distribute the [Value-Added Products] is subject your compliance with the applicable terms and conditions of a U.S. Government license issued to ORBIMAGE. You further agree that you will comply with all applicable provisions of U.S. law in connection with your distribution of the [Value-Added Products].



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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  EXHIBIT 2(d)
                      Required Terms in End-User Agreement

1. The End User Agreement must limit the end user's ("End User") license to use the Standard Products to internal purposes only and not for resale or distribution. The term of the sublicense for the Standard Products set forth in the End User Agreement may be perpetual or a shorter period, in DISTRIBUTOR's sole discretion.

2. The End User Agreement must prohibit the End User from selling, transferring, licensing or otherwise distributing the Standard Products to any other Person.

3. The End User Agreement must disclose that the Standard Products contain OrbView Data, and/or intellectual property derived from OrbView Data, which is the property of Orbital Imaging Corporation ("ORBIMAGE"). The End User must agree that all permitted copies of the Standard Products will bear the following legend:

         "(C) [year of reception] Orbital Imaging Corporation. All Rights Reserved."

4. Any representations and warranties in the End User Agreement must be made by DISTRIBUTOR or the Subdistributors, as applicable, and not on behalf of ORBIMAGE.

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 1(a)
                       Designated Non-Exclusive Countries

         1. [*CONFIDENTIAL TREATMENT REQUESTED*]

         2. [*CONFIDENTIAL TREATMENT REQUESTED*]

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 1(b)
                               ORBIMAGE Trademarks

         Mark              Country          U.S. Reg. No.            Int'l Class
         ----              -------          -------------            -----------
         "ORBIMAGE"        U.S.A.           2039409 (2/18/97)                 42

         "ORBVIEW"         U.S.A.           2091116 (8/26/97)                 42

         "ORBNET"          U.S.A.           2152720 (4/21/98)                 42

         "ORBIMAGE GLOBAL IMAGING INFORMATION & DESIGN" (design attached) (U.S.A. / U.S. Application No. 75/632,470; filed February 5, 1999 / Int'l Class 42)

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 1(c)
                             Performance Parameters

[*CONFIDENTIAL TREATMENT REQUESTED*]

                                  SCHEDULE 1(f)
                                    Territory

         The Territory shall consist of the following countries and any successor countries.

         Albania
         Andorra
         Austria
         Belarus
         Belgium
         Bosnia
         Bulgaria
         Croatia
         Czech Republic
         Denmark
         Estonia
         France
         Germany
         Gibraltar
         Greece
         Hungary
         Ireland
         Italy
         Latvia
         Liechtenstein
         Lithuania
         Luxembourg
         Malta
         Macedonia
         Moldavia
         Monaco
         Netherlands
         Norway
         Poland
         Portugal
         Romania
         San Marino
         Slovakia
         Slovenia


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         Spain
         Sweden
         Switzerland
         The Vatican
         The United Kingdom
         Yugoslavia (Serbia, Montenegro and Kosovo)

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 2(a)
     Countries Excluded from DISTRIBUTOR's Non-Exclusive Distribution Rights

         Anguilla
         Antigua
         Armenia
         Aruba
         Azerbaijan
         Barbados
         Barbuda
         Belize
         Canada
         Cayman Islands
         Columbia
         Costa Rica
         Djibouti
         Dominica
         Dominican Republic
         Egypt
         El Salvador
         Eritrea
         Ethiopia
         Grenada
         Guatemala
         Haiti
         Honduras
         Iran
         Iraq
         Jamaica
         Japan
         Jordan
         Korea (North and South)
         Lebanon
         Mexico
         Montserrat
         Netherlands Antilles
         Nicaragua
         Oman
         Panama
         Qatar
         Saint Kitts and Nevis
         Saint Lucia

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

         Saint Vincent & the Grenadines
         Saudi Arabia
         Somalia
         South Africa
         Sudan
         Syria
         Taiwan
         Trinidad & Tobago
         United Arab Emirates
         United States of America and its possessions and territories, including, without limitation, Puerto Rico
         Uganda
         Venezuela
         Virgin Islands
         Yemen

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 3(b)
                           Reserved Satellite Capacity

         [*CONFIDENTIAL TREATMENT REQUESTED*]

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 3(j)
                              ORBIMAGE'S Affiliates

         McDonald Dettwiller & Associates Ltd.

         ORBCOMM Global, L.P.

         Magellan Corporation

                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 4(h)
                            DISTRIBUTOR's Affiliates

         Spot Image Corporation (United States)

         Spot Imaging Services (Australia)

         Beijing Spot Image (China)

         Spot Asia (Singapore)



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                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 8(a)
                                  Fee Schedule

                      [*CONFIDENTIAL TREATMENT REQUESTED*]



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                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 8(b)
                            Guaranteed Annual Minimum

[*CONFIDENTIAL TREATMENT REQUESTED*]


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                            ANNEX 1 TO SCHEDULE 8(b)
                                    Example 1

[*CONFIDENTIAL TREATMENT REQUESTED*]


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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                            ANNEX 2 TO SCHEDULE 8(b)
                                    Example 2

         [*CONFIDENTIAL TREATMENT REQUESTED*]


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                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                            ANNEX 3 TO SCHEDULE 8(b)
                                    Example 3

[*CONFIDENTIAL TREATMENT REQUESTED*]


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                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 9(b)
                         Global Efficiency Metric (GEM)

[*CONFIDENTIAL TREATMENT REQUESTED*]


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                    CONFIDENTIAL AND PROPRIETARY INFORMATION

                                  SCHEDULE 9(c)
                                     Example

[*CONFIDENTIAL TREATMENT REQUESTED*]

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                           ORBITAL IMAGING CORPORATION
                    CONFIDENTIAL AND PROPRIETARY INFORMATION